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                                                                  Execution Copy
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                          AGREEMENT AND PLAN OF MERGER
                                      AMONG
                          ADVANCED VISUAL SYSTEMS INC.,
                              MUSE MERGER SUB, INC.
                                       AND
                             MUSE TECHNOLOGIES, INC.




                            Dated as of July 18, 2000








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                                TABLE OF CONTENTS
                                                                            PAGE

ARTICLE I

    THE MERGER.................................................................2
    Section 1.1   The Merger...................................................2
    Section 1.2   Closing Date/Effective Time of the Merger....................2
    Section 1.3   Certificate of Incorporation.................................2
    Section 1.4   Bylaws.......................................................3
    Section 1.5   Directors of Surviving Corporation.  ........................3
    Section 1.6   Effect on Capital Stock......................................3
    Section 1.7   Exchange of AVS Stock........................................4
    Section 1.8   No Fractional Securities.....................................5
    Section 1.9   Stock Options; Stock Purchase Plan...........................5
    Section 1.10  Dissenting Shares............................................6
    Section 1.11  Reorganization...............................................6
    Section 1.12  Pooling of Interests.........................................6

ARTICLE II

    REPRESENTATIONS AND WARRANTIES OF AVS......................................7
    Section 2.1   Organization, Standing and Qualification; Subsidiaries.......7
    Section 2.2   Authority....................................................7
    Section 2.3   Capitalization; Equity Interest..............................8
    Section 2.4   Consents and Approvals; No Violation.........................9
    Section 2.5   Books and Records............................................9
    Section 2.6   Financial Statements; Certain Financial Information; EBIT...10
    Section 2.7   Absence of Undisclosed Liabilities..........................11
    Section 2.8   Absence of Certain Changes or Events.  .....................12
    Section 2.9   Real Property...............................................13
    Section 2.10  Leases......................................................13
    Section 2.11  Title to Assets.............................................14
    Section 2.12  Intellectual Property Rights................................14
    Section 2.13  Contracts...................................................17
    Section 2.14  Litigation..................................................17
    Section 2.15  Plants, Buildings, Structures, Facilities and Equipment.....18
    Section 2.16  Insurance...................................................18
    Section 2.17  Employee Benefit Plans......................................18
    Section 2.18  Tax Matters.................................................20
    Section 2.19  Environmental Matters.......................................23
    Section 2.20  Labor Relations; Employees..................................24
    Section 2.21  Compliance with Law.........................................25
    Section 2.22  Government Permits..........................................26

                                        i

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    Section 2.23  Bank Accounts; Powers-of-Attorney...........................26
    Section 2.24  Brokers or Finders..........................................26
    Section 2.25  Transactions with Affiliates................................26
    Section 2.26  Customers and Suppliers.....................................27
    Section 2.27  Accounts Receivable and Payables............................27
    Section 2.28  Guarantees..................................................28
    Section 2.29  Common Activities...........................................28
    Section 2.30  Disclosure..................................................28
    Section 2.31  Information Supplied........................................28
    Section 2.32  Vote Required...............................................29
    Section 2.33  No Stockholder Agreements...................................29

ARTICLE III

    REPRESENTATIONS AND WARRANTIES OF MUSE AND SUB............................29
    Section 3.1   Organization, Standing and Qualification....................29
    Section 3.2   Authority...................................................29
    Section 3.3   Capitalization..............................................30
    Section 3.4   Validity; Issuance of Shares................................30
    Section 3.5   Consents and Approvals; No Violation........................30
    Section 3.6   Brokers or Finders..........................................31
    Section 3.7   Information Supplied........................................31
    Section 3.8   Public Reports..............................................32
    Section 3.9   Operation of the Surviving Corporation......................32
    Section 3.10  Disclosure..................................................32

ARTICLE IV

    COVENANTS.................................................................33
    Section 4.1   Conduct of Business.........................................33
    Section 4.2   Access to AVS Information...................................33
    Section 4.3   Best Efforts................................................34
    Section 4.4   No Solicitation by AVS......................................34
    Section 4.5   Fees and Expenses...........................................35
    Section 4.6   Public Announcements........................................35
    Section 4.7   Books and Records...........................................35
    Section 4.8   Compliance with Laws, Orders  and Contracts.................35
    Section 4.9   Certain Activities between Signing and Closing..............35
    Section 4.10  Tax Matters.................................................36
    Section 4.11  AVS Employee and Affiliate Non-Disclosure...................37
    Section 4.13  Closing Financial Statements................................38
    Section 4.14  Employee Benefits Matters...................................38
    Section 4.15  Preparation of Proxy Statement; Stockholders Meeting........38
    Section 4.16  Pooling.....................................................41

                                       ii

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    Section 4.17  NASDAQ Listing..............................................41
    Section 4.18  AVS Affiliates..............................................41
    Section 4.19  Notification of Certain Matters.............................41
    Section 4.20  Insurance...................................................42

ARTICLE V

    CONDITIONS................................................................42
    Section 5.1   Conditions to Obligations of MUSE...........................42
    Section 5.2   Conditions to Obligations of AVS............................44

ARTICLE VI

    INDEMNIFICATION AND SURVIVAL..............................................45
    Section 6.1   Indemnification.............................................45
    Section 6.2   Survival Periods............................................48
    Section 6.3   Escrow Agreement............................................48
    Section 6.4   Limitation of Liability.....................................49

ARTICLE VII

    TERMINATION...............................................................49
    Section 7.1   Termination.................................................49
    Section 7.2   Effect of Termination.......................................50

ARTICLE VIII

    MISCELLANEOUS.............................................................50
    Section 8.1   Notices.....................................................50
    Section 8.2   Descriptive Headings; Definitions; Certain Interpretation...51
    Section 8.3   Counterparts; Effectiveness.................................52
    Section 8.4   Entire Agreement; Assignment................................52
    Section 8.5   Amendment...................................................52
    Section 8.6   Extensions; Waiver..........................................53
    Section 8.7   Governing Law...............................................53
    Section 8.8   Specific Performance........................................53
    Section 8.9   Parties in Interest.........................................53
    Section 8.10  Severability................................................53
    Section 8.11  Consent to Service of Process...............................53

                                       iii

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                              LIST OF DEFINED TERMS

                                                                            PAGE

Acquisition Proposal..........................................................35
Affiliate.....................................................................51
Affiliate Agreement...........................................................41
Agreement......................................................................1
Audited Financials............................................................10
Authorization Termination Date.................................................5
Authorizations................................................................42
AVS............................................................................1
AVS Affiliate.................................................................41
AVS Capital Stock..............................................................3
AVS Common Stock...............................................................3
AVS Disclosure Schedule........................................................7
AVS Parties...................................................................45
AVS Recommendation............................................................40
AVS Stockholder Meeting.......................................................39
AVS Stockholders...............................................................1
Books and Records.............................................................10
Business.......................................................................1
Business Combination..........................................................35
Certificate....................................................................3
Certificate of Merger..........................................................2
Change........................................................................40
Change in the AVS Recommendation..............................................40
Claim Notice..................................................................46
Closing........................................................................2
Closing Balance Sheet.........................................................38
Closing Date...................................................................2
Closing Financial Statements..................................................38
Code...........................................................................6
Contaminant...................................................................23
Contracts.....................................................................17
Core Software Products........................................................16
Determination Date............................................................38
DGCL...........................................................................2
Dispute Period................................................................46
Dissenting Stock...............................................................6
DOL...........................................................................19
EBIT..........................................................................11
Effective Time.................................................................2
Environmental Laws............................................................23

                                       iv

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ERISA.........................................................................19
ERISA Affiliate...............................................................18
Escrow Agent...................................................................4
Escrow Agreement...............................................................1
Escrow Amount..................................................................4
Escrow Consent................................................................40
Exchange Act..................................................................29
Exchange Agent.................................................................4
Exchange Ratio.................................................................3
Expiration Date...............................................................48
Financial Statements..........................................................10
Form S-4......................................................................38
GAAP...........................................................................1
Governmental Permits..........................................................26
income taxes..................................................................22
Indebtedness..................................................................11
Indemnified Party.............................................................46
Indemnifying Party............................................................46
Indemnity Notice..............................................................47
Intellectual Property Rights..................................................15
Interim Balance Sheet.........................................................10
IRS...........................................................................19
Laws..........................................................................25
Leased Real Property..........................................................13
Lien..........................................................................52
Liquidation Preference Waiver.................................................43
Loss..........................................................................24
Material Adverse Effect.......................................................12
Merger.........................................................................1
Merger Consideration...........................................................3
MUSE...........................................................................1
MUSE Common Stock..............................................................1
MUSE Disclosure Schedule......................................................31
MUSE Material Adverse Effect..................................................40
MUSE Option....................................................................5
MUSE Parties..................................................................45
MUSE SEC Reports..............................................................32
Option Plan....................................................................5
Order..........................................................................9
Person........................................................................52
Plan..........................................................................18
Proceeding....................................................................17
Proxy Statement/Prospectus....................................................38
Qualifying Amendment..........................................................39

                                        v
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Release.......................................................................23
Representatives...............................................................33
Required AVS Vote.............................................................29
Resolution Period.............................................................47
return........................................................................22
SEC...........................................................................28
Securities Act................................................................28
Series A Preferred Stock.......................................................3
Series B Preferred Stock.......................................................3
Series C Preferred Stock.......................................................3
Share Issuance................................................................38
Stock Option...................................................................5
Stock Purchase Plan............................................................6
Stockholder Representatives....................................................1
Sub............................................................................1
Sub Common Stock...............................................................4
Surviving Corporation..........................................................2
tax...........................................................................22
Third Party Claim.............................................................46
Threshold Amount..............................................................11
WARN Act......................................................................25

                                       vi
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                                     ANNEXES

Annex A       Closing Deliveries
Annex B       Stockholders' Ownership


                                    EXHIBITS

Exhibit A     Form of Escrow Agreement
Exhibit B     Form of Officer's Certificate of AVS
Exhibit C     Form of Secretary's Certificate of AVS
Exhibit D     Form of Opinion of Counsel to AVS
Exhibit E     Form of Officer's Certificate of MUSE
Exhibit F     Form of Secretary's Certificate of MUSE
Exhibit G     Form of Opinion of Counsel to MUSE
Exhibit H     Form of Officer's Certificate of Sub
Exhibit I     Form of Secretary's Certificate of Sub
Exhibit J1    Form of MUSE's Standard Non-Compete/Confidentiality and Trade
              Secrets/Invention Agreement
Exhibit J2    Form of Agreement Regarding Proprietary Information and
              Inventions, Non-Competition, Arbitration, At-Will Employment and
              Other Matters
Exhibit K     Form of Affiliate Agreement


                                    SCHEDULES

Schedule A    Intentionally Omitted
Schedule B    AVS Employees to Execute Confidentiality Agreements
Schedule C    Terms of Convertible Note Exchange

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of July 18, 2000, among MUSE Technologies, Inc., a Delaware corporation ("MUSE"), MUSE Merger Sub, Inc., a Delaware corporation ("Sub") organized solely for the purpose of consummating the transactions contemplated hereby and a wholly-owned subsidiary of MUSE, and Advanced Visual Systems Inc., a Delaware corporation ("AVS").

         WHEREAS, AVS, together with its subsidiaries, is engaged in the business of developing and delivering visual information solutions (the "Business");

         WHEREAS, the Boards of Directors of MUSE and AVS deem it advisable and in the best interests of each corporation and its respective stockholders that MUSE and AVS engage in a business combination in order to advance the long-term strategic business interests of MUSE and AVS;

         WHEREAS, the combination of MUSE and AVS shall be effected by the terms of this Agreement through a merger as outlined below (the "Merger");

         WHEREAS, in furtherance thereof, the respective Boards of Directors of MUSE and AVS have approved the Merger, upon the terms and subject to the conditions set forth in this Agreement, pursuant to which all shares of capital stock of AVS issued and outstanding immediately prior to the Effective Time (as defined in Section 1.2) will be converted into the right to receive shares of common stock, par value $.015 per share, of MUSE (the "MUSE Common Stock") as set forth in Section 1.6;

         WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a pooling-of-interests transaction under United States generally accepted accounting principles ("GAAP");

         WHEREAS, as a condition to the consummation of the Merger, the stockholders of AVS who voted in favor of the Merger and who own no fewer than 500 shares of AVS Capital Stock or who are AVS Affiliates (as hereafter defined) (the "AVS Stockholders") will consent to the escrow of a pro rata portion of the MUSE Common Stock to be received in the Merger as set forth in Section 1.6 (d) and shall appoint and authorize one or more stockholder representatives (the "Stockholder Representatives"), to enter into an escrow agreement on behalf of each of the AVS Stockholders in the form of Exhibit A hereto (the "Escrow Agreement");

         NOW, THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and of the representations, warranties, conditions, agreements and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

         Section 1.1 The Merger. Subject to the terms and conditions of this Agreement and the provisions of the Delaware General Corporations Law (the "DGCL"), Sub shall be merged with and into AVS at the Effective Time. Following the Merger, the separate corporate existence of Sub shall cease and AVS shall continue as the surviving corporation (the "Surviving Corporation") under the name "MUSE Advanced Visual Systems Inc." and shall continue to be governed by the laws of the State of Delaware. At and after the Effective Time, the Merger will have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, immunities, powers and franchises of AVS and Sub, including but not limited to the Distributor Agreement dated April 1, 1998 between AVS and Kubota Graphics Technology, Incorporated, as subsequently amended by Amendment Number 1 dated as of September 30, 1999, shall be vested in the Surviving Corporation, and all debts, liabilities and duties of AVS and Sub shall become the debts, liabilities and duties of the Surviving Corporation.

         Section 1.2 Closing Date/Effective Time of the Merger.

         (a) Subject to the terms and conditions set forth in Article V and the termination rights set forth in Article VII, the closing of the transactions contemplated by this Agreement (the "Closing") will take place at 10:00 a.m. at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York 10036, on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article V or on such other date and location as agreed to in writing by the parties (the "Closing Date"). At the Closing, AVS, Sub and MUSE shall deliver or cause to be delivered the items set forth in Annex A.

         (b) At the Closing the parties shall (i) file a certificate of merger (the "Certificate of Merger") in such form as is required by and executed in accordance with the relevant provisions of the DGCL and (ii) make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware Secretary of State or such subsequent time as is agreed upon by MUSE and AVS and specified in the Certificate of Merger (the date and time the Merger become effective being the "Effective Time").

         Section 1.3 Certificate of Incorporation. Pursuant to the Merger, the certificate of incorporation of AVS, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law; provided that Section 1 of the certificate of incorporation

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of the Surviving Corporation shall be amended to read in its entirety as follows: "The name of the Corporation is MUSE Advanced Visual Systems Inc."

         Section 1.4 Bylaws. Pursuant to the Merger, the bylaws of AVS, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein, by the certificate of incorporation or by applicable law.

         Section 1.5 Directors of Surviving Corporation. The directors of Sub in office immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, and shall hold office from the Effective Time until their respective successors are duly elected or appointed and qualified in the manner provided in the certificate of incorporation or bylaws of the Surviving Corporation, or as otherwise provided by law or their earlier death, resignation or removal.

         Section 1.6 Effect on Capital Stock. Subject to the terms and conditions of this Agreement, as of the Effective Time, by reason of the Merger and without any action on the part of the holder of any shares of the capital stock of AVS or the holder of any shares of capital stock of Sub:

         (a) Capital Stock of AVS. Each 3.286 shares of (a) common stock, $.01 par value, of AVS (the "AVS Common Stock"), (b) Series B Preferred Stock, $.10 par value, of AVS ("Series B Preferred Stock"), and (c) Series C Preferred Stock, $.10 par value, of AVS ("Series C Preferred Stock") issued and outstanding immediately prior to the Effective Time (other than shares of capital stock of AVS to be canceled in accordance with Section 1.6 (b) hereof and any shares of Dissenting Stock (as defined in Section 1.10 hereof)) shall be converted into the right to receive one validly issued, fully paid and non-assessable share of MUSE Common Stock (the "Exchange Ratio"). Each 0.649646 shares of Series A Preferred Stock, $.10 par value, of AVS ("Series A Preferred Stock") issued and outstanding immediately prior to the Effective Time (other than any Shares of Dissenting Stock) shall be converted into the right to receive one validly issued, fully paid and non-assessable shares of Muse Common Stock. All shares of AVS Common Stock, Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (collectively, the "AVS Capital Stock") shall no longer be outstanding, shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of AVS Capital Stock (a "Certificate") shall thereafter cease to have any rights with respect to such shares of AVS Capital Stock, except as provided herein or by law. The maximum number of shares of MUSE Common Stock to be issued in exchange for the outstanding shares of AVS Capital Stock (inclusive of shares underlying director options and outstanding warrants) shall be an aggregate of 2,095,000 shares of MUSE Common Stock(1) (the "Merger Consideration").

--------------
(1) May be adjusted as a result of the exercise of non-director options of AVS.

         (b) Cancellation of Treasury Stock. All AVS Capital Stock, if any, that are held by AVS as treasury shares shall be canceled and retired and cease to exist, and no securities of MUSE or other consideration shall be delivered or deliverable in exchange therefor.

         (c) Common Stock of Sub. Each share of common stock, par value $.01, of Sub ("Sub Common Stock") issued and outstanding immediately prior to the Effective Time, shall be converted into and become one validly issued, fully paid and nonassessable share of the common stock, no par value, of the Surviving Corporation.

         (d) Escrow Amount. Notwithstanding anything to the contrary contained herein, MUSE shall withhold from the Merger Consideration according to each AVS Stockholder's pro rata portion of the shares of MUSE Common Stock otherwise deliverable at the Closing to the AVS Stockholders and place into escrow an aggregate of 160,000 shares of MUSE Common Stock (such shares are hereinafter collectively referred to as the "Escrow Amount") in connection with the indemnification obligations of the AVS Stockholders under this Agreement and related documents and the transactions contemplated hereby and thereby. The terms and conditions of such escrow are more fully set forth in the Escrow Agreement. MUSE shall deliver to the Bank of Albuquerque, N.A., as Escrow Agent (the "Escrow Agent"), pursuant to the terms of the Escrow Agreement, certificates of shares of MUSE Common Stock representing the Escrow Amount.

         (e) Delivery of Merger Consideration. At the Effective Time, delivery of the Merger Consideration (less the Escrow Amount) shall be made to the Exchange Agent (as defined in Section 1.7), in trust for the benefit of each holder of shares of AVS Capital Stock in proportion to its ownership of AVS Capital Stock as set forth on Annex B hereto (less any MUSE Common Shares included in the Escrow Amount).

         Section 1.7 Exchange of AVS Stock.

         (a) Prior to the Effective Time, MUSE shall appoint American Stock Transfer & Trust Company to act as exchange agent hereunder for the purpose of exchanging Certificates for the Merger Consideration (the "Exchange Agent"). At or prior to the Effective Time, MUSE shall deposit with the Exchange Agent, in trust for the benefit of holders of shares of AVS Capital Stock, certificates representing MUSE Common Stock issuable pursuant to Section 1.6 in exchange for outstanding shares of AVS Capital Stock.

         (b) Promptly after the Effective Time, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of a Certificate (i) a letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent, and which letter shall be in customary form and have such other provisions as MUSE may reasonably specify and (ii) instructions for effecting the surrender of such Certificates in exchange for the applicable Merger Consideration. Upon surrender of a Certificate to the Exchange Agent together with such letter of transmittal, duly executed and completed in accordance with the instructions thereto, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor one or more shares of MUSE Common Stock representing, in the aggregate, the whole number of shares that such holder has the right to receive pursuant to Section
1.6 (after taking into account all shares of AVS Capital Stock then held by such holder) after giving effect to the Escrow Amount. In the event of a transfer of ownership of AVS Capital Stock which is not registered in the transfer records of AVS, one or more shares of MUSE Common Stock evidencing, in the aggregate, the proper number of shares of MUSE Common Stock may be issued with respect to such AVS Capital Stock to such transferee if the Certificate representing such shares of AVS Capital Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

         Section 1.8 No Fractional Securities. No certificates or scrip representing fractional shares of MUSE Common Stock shall be issued upon the surrender for exchange of Certificates and such fractional share interests shall not entitle the owner thereof to vote or to have any rights of a stockholder of MUSE or a holder of shares of MUSE Common Stock. Notwithstanding any other provisions of this Agreement, each holder of shares of AVS Capital Stock exchanged pursuant to the Merger who would otherwise have been entitled to a fraction of a share of MUSE Common Stock (after taking into account all Certificates delivered by such holder) shall receive, in lieu of thereof, one whole share of MUSE Common Stock.

         Section 1.9 Stock Options; Stock Purchase Plan. (a) (i) Each option to purchase AVS Common Stock or Series C Preferred Stock (incentive stock option or nonqualified stock option, as the case may be) (a "Stock Option") granted under The AVS 1992 Stock Option Plan (the "Option Plan") prior to the Effective Time and which remains outstanding immediately prior to the Effective Time, whether vested or unvested, shall cease to represent a right to acquire shares of AVS Common Stock or Series C Preferred Stock and shall be converted, at the Effective Time, into a fully vested, immediately exercisable option to acquire, on substantially the same terms and conditions as were applicable under the Option Plan (but taking into account any changes thereto provided for in the Option Plan or in such option by reason of this Agreement or the transactions contemplated hereby), that number of shares of MUSE Common Stock determined by dividing the number of shares of AVS Common Stock or Series C Preferred Stock subject to such Stock Option by the Exchange Ratio, rounded, if necessary, to the nearest whole share of MUSE Common Stock, at a price per share (rounded to the nearest whole cent) equal to the per share exercise price specified in such Stock Option multiplied by the Exchange Ratio (a "MUSE Option"); provided, however, the MUSE Options will be governed by the MUSE 1996 Stock Incentive Plan and the stock option agreements granted thereunder. Prior to the Effective Time, the MUSE Board of Directors shall have taken all action necessary under the MUSE 1996 Stock Incentive Plan to permit the grant of the MUSE Options on the terms set forth herein. The maximum number of shares of MUSE Common Stock to be issued upon exercise of all outstanding Stock Options subsequent to the Merger shall be

1,313,000.(2) (ii) All Purchase Authorizations under the Advanced Visual Systems Inc. 1992 Stock Purchase Plan (the "Stock Purchase Plan") not exercised at least 30 days prior to the Closing Date (the "Authorization Termination Date") shall terminate as of the Authorization Termination Date. (iii) The Board of Directors of AVS shall take all necessary actions to effect the cancellation and substitution of Stock Options and the termination of the Purchase Authorization as set forth above, including but not limited to adopting resolutions terminating the Option Plan and the Stock Purchase Plan effective no later than one day prior to the Closing Date.

         (b) As soon as reasonably practicable following the Closing Date, MUSE shall use all reasonable efforts to file a registration statement on Form S-8 covering the shares of MUSE Common Stock issuable under the MUSE 1996 Stock Incentive Plan.

         Section 1.10 Dissenting Shares. Notwithstanding any provision of this Agreement to the contrary, if and to the extent required by the DGCL, shares of AVS Capital Stock which are issued and outstanding immediately prior to the Effective Time and which are held by holders of such shares of AVS Capital Stock who have properly exercised appraisal rights with respect thereto (the "Dissenting Stock") in accordance with Section 262 of the DGCL, shall not be exchangeable for the right to receive the Merger Consideration, and holders of such shares of Dissenting Stock shall be entitled to receive payment of the appraised value of such shares of Dissenting Stock in accordance with the provisions of Section 262 of the DGCL unless and until such holders fail to perfect or effectively withdraw or otherwise lose their rights to appraisal and payment under the DGCL. If, after the Effective Time, any such holder fails to perfect or effectively withdraws or loses such right, such shares of Dissenting Stock shall thereupon be treated as if they had been converted into and to have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration, without any interest thereon. Notwithstanding anything to the contrary contained in this Section 1.10, if (i) the Merger is rescinded or abandoned or (ii) the stockholders of AVS revoke the authority to effect the Merger, then the right of any stockholder to be paid the fair value of such stockholder's Dissenting Stock pursuant to Section 262 of the DGCL shall cease. AVS shall give MUSE prompt notice of any demands received by AVS for appraisals of shares of Dissenting Stock and MUSE shall have the right to participate in all negotiations and proceedings with respect to such demands. AVS shall not, except as required by applicable law or with the prior written consent of MUSE, make any payment with respect to any demands for appraisals or offer to settle or settle any such demands.

         Section 1.11 Reorganization. The parties intend that the Merger constitutes a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and to report the Merger for federal and state income tax purposes in a manner consistent with such characterization. The parties agree to take no position at any time which is inconsistent with such intention, except as otherwise required by law.

--------------
(2) May be adjusted as a result of pre-closing exercise of non-director options.

         Section 1.12 Pooling of Interests. The parties acknowledge that it is a condition of AVS's and MUSE's obligations hereunder that the Merger qualify for pooling of interests accounting treatment (a "Pooling") under Opinion No. 16 of the Accounting Principles Board ("APB 16"). Each of the AVS Affiliates (as defined below) shall execute and deliver to MUSE Affiliate Agreements (as defined below) as contemplated by Section 4.18 below, to ensure compliance by each AVS Affiliate with the restrictions required to allow such accounting treatment to be utilized.

                                   ARTICLE II

                      REPRESENTATIONS AND WARRANTIES OF AVS

         Except as otherwise set forth in the AVS disclosure schedule delivered to MUSE and Sub concurrently with the parties' execution of this Agreement (the "AVS Disclosure Schedule"), which statements contained in the AVS Disclosure Schedule shall also be deemed to be representations and warranties made and given by AVS and each of its subsidiaries under this Article II of this Agreement, AVS hereby represents and warrants to each of MUSE and Sub as follows:

         Section 2.1 Organization, Standing and Qualification; Subsidiaries.

         (a) AVS and each of its subsidiaries is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. AVS and each of its subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which its property is owned, leased or operated or the nature of the Business conducted by it makes such qualification or licensing necessary. Section 2.1 of the AVS Disclosure Schedule lists all lines of business constituting the Business, the names (registered or otherwise) in which AVS does business, the complete and correct list of all AVS's subsidiaries and their respective jurisdictions of incorporation or organization (such list to include the ownership structure of each subsidiary and the jurisdictions in which each AVS subsidiary is doing business and whether each subsidiary is qualified or licensed to do business in such jurisdictions) and the names and titles of all officers and directors of AVS. AVS has not engaged in lines of business other than the Business in the past. AVS has delivered to MUSE or its counsel complete and correct copies of its certificate of incorporation and bylaws, as currently in effect, and has heretofore made available to MUSE a complete and correct copy of the charter and bylaws of each of its subsidiaries, as currently in effect.

         (b) All the outstanding shares of capital stock of, or other equity interests in, each of AVS's subsidiaries have been validly issued and are fully paid and non-assessable and are owned directly or indirectly by AVS, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever and free of any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests), except for restrictions imposed by applicable securities laws, and no other person or entity has any rights of any nature to acquire any securities of any of such subsidiaries. Neither AVS nor any of its subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity (other than AVS' subsidiaries).

         Section 2.2 Authority. AVS has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject in the case of the Merger to the adoption of this Agreement by the Required AVS Vote (as defined in Section 2.32). AVS has all requisite corporate power and authority to enter into the Escrow Agreement, and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement and the Escrow Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of AVS, subject in the case of the Merger to the adoption of this Agreement by the Required AVS Vote. This Agreement has been duly executed and delivered by AVS and the Escrow Agreement, when executed and delivered by AVS, will constitute legal, valid and binding obligations of AVS, enforceable against AVS in accordance with its respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights in general and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

         Section 2.3 Capitalization; Equity Interest.

         (a) The authorized capital stock of AVS as of the date hereof consists, and as of the Closing Date will consist, of (i) 12,000,000 shares of AVS Common Stock, and (ii) 5,000,000 shares of Preferred Stock, $.10 par value. As of the date hereof, 3,730,112 shares of AVS Common Stock are issued and outstanding, 187,266 shares of Series A Preferred Stock are issued and outstanding, 1,641,765 shares of Series B Preferred Stock are issued and outstanding, no shares of Series C Preferred Stock are issued and outstanding, 3,236,530 shares of AVS Common Stock and 1,920,000 shares of Series C Preferred Stock are reserved for issuance pursuant to options and warrants granted on or prior to the date hereof, no shares of AVS Common Stock are held in AVS's treasury and there are no other shares of capital stock of AVS authorized, issued or outstanding. All outstanding shares of AVS Capital Stock are, and all shares which may be issued pursuant to the exercise of outstanding options and warrants when issued in accordance with the respective terms thereof shall be, duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights. The Stock Options have been duly authorized, have been validly executed, issued and delivered by AVS, constitute the legal, valid and binding obligations of AVS, and are enforceable as to AVS in accordance with their terms and the assumption of the Stock Options as provided for in this Agreement is not prohibited by the terms of the Stock Options or the Option Plan.

         (b) Except as set forth in Section 2.3(a), there are no: (i) shares of capital stock of AVS authorized, issued or outstanding, (ii) securities convertible into or exchangeable or exercisable for, or any options, warrants, calls, puts, subscriptions or other rights (preemptive or otherwise) to acquire, directly or indirectly, any shares of capital stock of AVS or its subsidiaries,
(iii) agreements or contractual commitments, whether written or oral, relating to the capital stock of AVS or any of its subsidiaries or obligating AVS or any of its subsidiaries to issue, sell, repurchase, redeem or otherwise acquire any shares of capital stock of AVS or any of its subsidiaries or any such securities, options, warrants, calls, puts, subscriptions or other rights, (iv) liens relating to any of capital stock of AVS or any of its subsidiaries, (v) rights or contractual commitments of AVS or any of its subsidiaries (whether written or oral) that give any Person (as defined in Section 8.2(b)) other than AVS any right to reserve or exercise any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock of AVS or
(vi) rights or contractual commitments of AVS or any of its subsidiaries (whether written or oral) to provide funds to or make any investment in any other Person. AVS has provided MUSE and Sub with a true and complete list, as of the date hereof, of (i) all Stock Options to purchase AVS Common Stock and/or Series C Preferred Stock that have been granted by AVS, (ii) the holder of each of the Stock Options, (iii) the Option Plan under which each Stock Option was issued, (iv) the number of Stock Options held by each such holder, (v) the exercise prices of each such Stock Option, (vi) the date of grant of such Stock Option, (vii) the expiration date of such Stock Option, (viii) whether such Stock Option has vested as of the date hereof, and (ix) whether such Stock Option is a non-qualified stock option or an incentive stock option within the meaning of 422(b) of the Code. Except as set forth in Section 2.3(a) of the AVS Disclosure Schedule, no shares of restricted stock or other equity-based awards have been granted under the Option Plan or otherwise.

         Section 2.4 Consents and Approvals; No Violation. Neither the execution and delivery of this Agreement or the Escrow Agreement, nor the consummation of the transactions contemplated hereby or thereby nor compliance by AVS with any of the provisions hereof or thereof will (i) conflict with or result in a breach of the certificate of incorporation, bylaws or other constitutive documents of AVS or any of its subsidiaries, (ii) conflict with or result (with or without notice or lapse of time or both) in a default (or give rise to any right of reimbursement, termination, cancellation, modification or acceleration) under any of the provisions of any note, bond, lease, mortgage, indenture, license, franchise, permit agreement or other instrument or obligation to which AVS or any of its subsidiaries is a party, or by which AVS or any of its subsidiaries or their respective properties or assets may be bound or affected, except for such conflict, breach or default as to which requisite waivers or consents are described in Section 2.4 of the AVS Disclosure Schedule and are required to be obtained prior to Closing, (iii) violate any Law, statute, rule or regulation or order, writ, injunction, judgment or decree (each, an "Order") applicable to AVS or any of its subsidiaries or their respective properties or assets or (iv) result in the creation or imposition of any Lien upon any property or assets used or held in connection with the Business. Except as set forth in Section 2.4 of the AVS Disclosure Schedule, no consent or approval by, or any notification of or filing with, or other action of any Person (governmental or private) is required in connection with the execution, delivery and performance by AVS of this Agreement or any Transaction Agreement. There is no Proceeding (as defined in Section 2.14) pending or, to the knowledge of AVS, threatened against AVS or any of its assets or properties that seeks to prevent the consummation of the transactions contemplated herein or in any Transaction Agreement.

         Section 2.5 Books and Records. The minute books and other similar records of AVS and each of its subsidiaries made available to MUSE prior to the execution of this Agreement contain a true, correct and complete record of all actions taken at all meetings and by all written consents in lieu of meetings of the shareholders, the board of directors and committees of the board of directors of AVS and each of its subsidiaries. The stock transfer ledger and other similar records of AVS and each of its subsidiaries made available to MUSE prior to the execution of this Agreement accurately reflect all record transfers prior to the execution of this Agreement in the capital stock of AVS and each of its subsidiaries. No Books and Records (as defined below) of AVS and each of its subsidiaries have been recorded, stored, maintained, operated or are otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means or access thereto and therefrom) are not under the exclusive ownership and direct control of AVS and each of its subsidiaries. "Books and Records" means, collectively, all files, documents, instruments, papers, books and records relating to the business or the condition of a company, including financial statements, tax returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, corporate seals, stock transfer ledgers, contracts, licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

         Section 2.6 Financial Statements; Certain Financial Information; EBIT.

         (a) AVS has previously delivered to MUSE true and complete copies of the following financial statements: (i) the unaudited balance sheet of AVS as of March 31, 2000 and the related unaudited statements of operations and cash flows of AVS for the three months then ended (such balance sheet as of March 31, 2000 is referred to herein as the "Interim Balance Sheet" and all of the financial statement described in this clause (i) are referred to as the "Interim Financial Statements"); and (ii) the audited balance sheets of AVS for the fiscal years ended December 31, 1997, December 31, 1998 and December 31, 1999 and the related audited statements of operations and cash flows of AVS for the fiscal years then ended, certified by AVS's independent certified public accountants (the "Audited Financials") (such financial statements described in clauses (i) and (ii) and any notes thereto are hereinafter collectively referred to as the "Financial Statements"). Each of the balance sheets included in the Financial Statements is, and the Closing Balance Sheet (as defined in Section 4.14) will be, true, complete and correct, and each of the balance sheets included in the Financial Statements presents, and the Closing Balance Sheet will present, fairly the financial position of AVS as of the respective date of such balance sheet, in each case in accordance with GAAP, subject, in the case of the Interim Balance Sheet and the Closing Balance Sheet, to year-end adjustments and the absence of notes. Each of the statements of operations and cash flows included in the Financial Statements is, and the statements of operations and cash flows included in the Closing Financial Statements (as defined in Section 4.14) will be, true, complete and correct, and each of the statements of operations and cash flows included in the Financial Statements presents, and the statements of operations and cash flows included in the Closing Financial Statements will present, fairly the results of operations of AVS for the periods set forth therein, in each case in accordance with GAAP, subject, in the case of the Interim Balance Sheet and the Closing Balance Sheet, to year-end adjustments and the absence of notes. The Financial Statements were, and the Closing Financial Statements will be, compiled from the Books and Records regularly maintained by management and used to prepare financial statements of AVS in accordance with the principles stated therein. AVS has maintained the Books and Records in a manner sufficient to permit the preparation of the Financial Statements and the Closing Financial Statements in accordance with GAAP. The Books and Records fairly reflect the income, expenses, assets and liabilities of AVS and provide a fair and accurate basis for the preparation of the Financial Statements and the Closing Financial Statements.

         (b) All reserves established by AVS are reflected on the Interim Balance Sheet and are adequate and are stated in accordance with GAAP, including reserves for bad debt, vacation, sick leave and similar paid leave. There are no loss contingencies that are required to be accrued by Statement of Financial Accounting Standard No. 5 of the Financial Accounting Standards Board which are not provided for on such Interim Balance Sheet.

         (c) AVS generated at least $667,000 of EBIT (defined below) for the twelve month period ended December 31, 1999. "EBIT" for any period for any Person means such Person's net earnings before net interest expense and provision for income taxes for such period, each as determined in accordance with GAAP.

         Section 2.7 Absence of Undisclosed Liabilities. Except as set forth on
Section 2.7 of the AVS Disclosure Schedule, AVS and each of its subsidiaries do not have, and as a result of the transactions contemplated herein will not have, any Indebtedness (as defined below), liabilities or obligations of any nature (whether known or unknown, absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise, and whether due or to become due), except for the Indebtedness, liabilities and obligations (i) reflected on the Interim Balance Sheet (including the notes thereto); (ii) incurred in the ordinary course of business consistent with past practice since the date of the Interim Balance Sheet and which do not exceed $25,000 individually or $100,000 in the aggregate (the "Threshold Amount"); provided that, upon reaching the Threshold Amount, AVS will not be required to set forth on Section 2.7 of the AVS Disclosure Schedule each additional item of Indebtedness, liability or obligation which do not exceed $10,000 individually; or (iii) pursuant to any Contract (as defined in Section 2.13) set forth in Section 2.13 of the AVS Disclosure Schedule or not required to be set forth therein due to dollar threshold or other parameter. Notwithstanding the foregoing, on the Closing Date, (i) AVS and each of its subsidiaries will have no pension liabilities and no contingent liabilities required to be reported in accordance with GAAP, including as a result of the transactions contemplated herein; (ii) any related party receivables of AVS and each of its subsidiaries will have been collected; and (iii) AVS and each of its subsidiaries will have no related party payables (accrued or unaccrued, contingent or fixed), except as set forth in Section 2.7 of the AVS Disclosure

Schedule. "Indebtedness" means all obligations of AVS or any of its subsidiaries as of any date, (i) for borrowed money, including such indebtedness payable to any stockholder, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for which interest charges are customarily paid, (iv) under conditional sale or other title retention agreements relating to property or assets purchased by AVS or any of its subsidiaries, (v) issued or assumed as the deferred purchase price of property or services (other than trade accounts payable and accrued obligations incurred in the ordinary course of business consistent with past practice), (vi) under capital leases, (vii) in respect of interest rate protection agreements, foreign currency exchange agreements or other interest or exchange rate hedging arrangements, (viii) as an account party in respect of letters of credit and bankers' acceptances, (ix) with respect to the issuance of preferred stock, (x) with respect to Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by AVS or any of its subsidiaries, (xi) in the nature of guarantees of Indebtedness of others, (xii) with respect to any warrants and (xiii) with respect to any negative cash balances, and other such similar amounts in each case, as of such date, including accrued interest, premiums and penalties upon prepayment as of such date provided, however, that Indebtedness does not include accounts payable of AVS or any of its subsidiaries and other operating expenses (such as payroll) incurred by AVS or any of its subsidiaries in the ordinary course of business consistent with past practice.

         Section 2.8 Absence of Certain Changes or Events. Except as set forth in Section 2.8 of the AVS Disclosure Schedule, since December 31, 1999, neither AVS nor any of its subsidiaries has:

         (a) made any material change in its business or operations or in the manner of conducting its business;

         (b) suffered any event, violation or other matter that would have a material adverse effect on the Business, condition (financial or otherwise), assets, liabilities, operations, properties or prospects of AVS (a "Material Adverse Effect"), and no fact or condition exists that would reasonably be expected to cause a Material Adverse Effect in the future;

         (c) suffered any material casualty loss (whether or not insured) or condemnation or other taking;

         (d) other than in the ordinary course of business, entered into any employment or consulting contract or commitment (whether oral or written) or compensation arrangement or employee benefit plan, or changed or committed to change (including any change pursuant to any bonus, pension, profit-sharing or other plan, commitment, policy or arrangement) the compensation payable or to become payable to any of its officers, directors, employees, agents or consultants, or made any pension, retirement, profit-sharing, bonus or other employee welfare or benefit payment or contribution;

         (e) declared, paid or made, or set aside for payment or making, any dividend or other distribution in respect of its common stock or other capital stock or securities, or directly or indirectly redeemed, purchased or otherwise acquired any of its common stock or other capital stock or securities, or combined or subdivided or in any way changed any of the terms or provisions of its common stock or other capital stock or securities;

         (f) paid (except for business payables incurred and paid in the ordinary course of business consistent with past practice), loaned or advanced any amount to or in respect of, or sold, transferred or leased any property or assets (real, personal or mixed, tangible or intangible) to, or entered into, amended or waived any rights under any transactions, agreements or arrangements with or for the benefit of, any of its stockholders or any of their respective Affiliates (as defined in Section 8.2(b)), associates or family members or any of its officers or directors or any Affiliate or associate of its officers or directors;

         (g) made or proposed any change in any accounting or tax principles, practices or methods, including its accounts payable or accounts receivable practices and terms (including reserves), except for such changes which are both
(x) required by GAAP or by Law and (y) set forth in Section 2.8(g) of the AVS Disclosure Schedule;

         (h) incurred any liability (whether known or unknown, absolute, accrued, fixed, contingent, liquidated, unliquidated or otherwise, and whether due or to become due), except for current liabilities reflected on the Interim Balance Sheet or incurred after the date of the Interim Balance Sheet in the ordinary course of business consistent with past practice and not exceeding $25,000 individually or $100,000 in the aggregate;

         (i) canceled or waived rights with respect to any debts or other obligations owed to or claims held by AVS (including the settlement of any claims or litigation or other Proceeding);

         (j) accelerated or delayed collection of notes or accounts receivable generated by the Business in advance of or beyond their regular due dates or the dates when the same otherwise would have been collected;

         (k) terminated or amended or suffered the termination or amendment of any Contract (as defined in Section 2.13) pursuant to which AVS or any of its subsidiaries would receive from any Person or pay to any Person more than $50,000 in any calendar year or disposed of or permitted to lapse any item of Intellectual Property Rights (as defined in Section 2.12);

         (l) made any capital expenditures or commitments for additions to property, plant or equipment constituting capital assets in excess of $50,000 (or $100,000 in the aggregate);

         (m) incurred any Indebtedness; and

         (n) agreed, whether in writing or otherwise, to take any action described in this Section 2.8 or any action which, if taken after the date of this Agreement without MUSE's consent, would constitute a breach under
Section 4.1.

         Section 2.9 Real Property. Neither AVS nor any of its subsidiaries have ever owned, nor will own as of the Closing Date, any real property or any option to acquire any real property.

         Section 2.10 Leases.

         (a) All leases of real property as to which AVS or any of its subsidiaries is the lessee or sublessee (the "Leased Real Property"), or personal property as to which AVS or any of its subsidiaries is the lessee or sublessee, are listed in Section 2.10 of the AVS Disclosure Schedule (true, correct and complete copies of which have been delivered to MUSE). All such leases are in full force and effect, are enforceable against AVS or its subsidiaries and the other parties thereto and have not been modified or amended, except as set forth in Section 2.10 of the AVS Disclosure Schedule. There exists no default by AVS or any of its subsidiaries under any of such leases or, to the knowledge of AVS, by any other party thereto, nor any event which, with the giving of notice or the passage of time or both, would constitute an event of default by AVS or any of its subsidiaries or any other party thereunder.

         (b) There are no leases of real or personal property leased or subleased for the use or benefit of any Person other than AVS or any of its subsidiaries to which AVS or any of is subsidiaries is a party.

         Section 2.11 Title to Assets. AVS and each of its subsidiaries have good, valid and marketable title to all of the assets shown on the Interim Balance Sheet or acquired since the date of the Interim Balance Sheet, except for assets sold in the ordinary course of business consistent with past practice since the date of the Interim Balance Sheet not exceeding $25,000 individually or $100,000 in the aggregate. Except as set forth in Section 2.11 of the AVS Disclosure Schedule, such assets are free and clear of any Lien. Such assets are in good operating condition, subject to ordinary wear and tear, and constitute all of the assets, interests and rights held for use or used in connection with the Business and constitute all those necessary to operate the Business as it is currently conducted and in accordance with recent historical practice. All items of personal property with a book value in excess of $5,000 are listed in Section
2.11 of the AVS Disclosure Schedule.

         Section 2.12 Intellectual Property Rights.

         (a) AVS and each of its subsidiaries is the exclusive owner of all right, title and interest in and to each of the following that are used or licensed in the Business as currently conducted:

         (i) except as set forth in Section 2.12(a)(i) of the AVS Disclosure Schedule, and except for commercially available computer software programs, all computer programs, databases and associated system and user documentation (the "Software Products");

         (ii) all copyrights and copyright registrations owned by AVS or any of its subsidiaries, including, without limitation, all copyrights and copyright registrations owned by AVS or any of its subsidiaries listed in Section 2.12(a)(ii) of the AVS Disclosure Schedule and all copyrights and copyright registrations in and to the Software Products;

         (iii) all patentable inventions, patents and patent applications owned by AVS or any of its subsidiaries, including, without limitation, all inventions, patents and patent applications owned by AVS or any of its subsidiaries listed in Section 2.12(a)(iii) of the AVS Disclosure Schedule and all patentable inventions, patents and patent applications relating to or embodied in the Software Products;

         (iv) all Internet domain names and registrations, trademarks, service marks and trade names, and the applications to register any of them in federal, state or foreign jurisdictions, including, without limitation, all Internet domain names and registrations, trademarks, service marks and trade names, and the applications to register any of them in federal, state or foreign jurisdictions owned by AVS or any of its subsidiaries listed in Section 2.12(a)(iv) of the AVS Disclosure Schedule and all Internet domain names and registrations, trademarks, service marks and trade names, and the applications to register any of them in federal, state or foreign jurisdictions now used or contemplated to be used in connection with the Software Products; and

         (v) except for such trade secrets as may be contained in the third-party software programs listed in Section 2.12(a)(i) of the AVS Disclosure Schedule, all trade secrets and other proprietary rights, including those applicable to any of the Software Products, necessary or useful for the operation of the business of AVS and each of its subsidiaries as currently conducted.

These items referred to in subparagraphs (i) through (v) of this Section 2.12(a) are herein referred to collectively as the "Intellectual Property Rights."

         (b) Section 2.12(b) of the AVS Disclosure Schedule sets forth a list of all licenses and similar agreements between AVS or any of its subsidiaries, on the one hand, and third parties, on the other hand, under which AVS or any of its subsidiaries is granted rights to make, use, sell, reproduce, distribute, manufacture, prepare derivative works based upon, perform or display publicly, or license items embodying the patent, copyright, trade secret, trademark or other proprietary rights of such third parties. AVS is not, nor as a result of the execution and delivery of this Agreement or any Transaction Agreement or the performance of its obligations hereunder or thereunder will be, in violation of or lose any rights pursuant to any license or similar agreement described in
Section 2.12(b) of the AVS Disclosure Schedule. Except as set forth in Section 2.12(b) of the AVS Disclosure Schedule, no Person is entitled to any royalty, fee or other payment with respect to any such agreement or any Intellectual Property Rights.

         (c) Section 2.12(c) of the AVS Disclosure Schedule sets forth a list of all agreements under which AVS or any of its subsidiaries has granted rights to third parties under the Intellectual Property Rights other than in the ordinary course of the business of AVS and its subsidiaries. Except as set forth in
Section 2.12(c) of the AVS Disclosure Schedule, all such rights granted have been and are non-exclusive. True, correct and complete copies of all such agreements have been delivered to MUSE.

         (d) No claims with respect to any Intellectual Property Right have been asserted or, to the knowledge of AVS, are threatened by any Person, nor does AVS know of any valid grounds for any bona fide claims against the use by AVS or any of its subsidiaries of any Intellectual Property Rights. All Internet domain names granted and issued patents listed in Section 2.12(a)(iii) of the AVS Disclosure Schedule, all trademarks, trade names and service marks and all applications to register the same listed in Section 2.12(a)(iv) of the AVS Disclosure Schedule, and all copyrights and copyrights registrations listed in
Section 2.12(a)(ii) of the AVS Disclosure Schedule are valid, enforceable and subsisting. As of the date hereof, there has not been and there is not any unauthorized use, infringement or misappropriation of any of the Intellectual Property Rights by any third party, employee, consultant or former employee or consultant of AVS or any of its subsidiaries.

         (e) No Intellectual Property Rights are subject to any Order restricting in any manner the use or licensing thereof by AVS or any of its subsidiaries. Neither AVS nor any of its subsidiaries have entered into any agreement to indemnify any other Person against any charge of infringement of any third party intellectual property rights. Neither AVS nor any of its subsidiaries have entered into any agreement granting any third party the right to bring infringement actions or otherwise to enforce rights with respect to any Intellectual Property Rights. Each of AVS and its subsidiaries has the exclusive right to file, prosecute and maintain all applications and registrations with respect to the Intellectual Property Rights.

         (f) Each of the Software Products set forth in Section 2.12(a)(i) of the AVS Disclosure Schedule is the most recent version of such Software Product. Except as set forth in Section 2.12(f) of the AVS Disclosure Schedule, each of the Software Products set forth in Section 2.12(f) of the AVS Disclosure Schedule (the "Core Software Products") conforms substantially to the functional and operational specifications set forth in the respective user manuals and other documentation for such Core Software Product. Each of AVS and its subsidiaries owns and has possession of all such technical documentation and software tools (including, by way of example and not limitation, all source code, compilers, system documentation, statements of principles of operation and schematics, as applicable) for each of such Core Software Products as are necessary and sufficient for the continued effective use, further development and maintenance of the latest version of each such Core Software Product. The current status of such conformity is set forth in brackets immediately following the name and version number of each such Core Software Product in Section 2.12(f) of the AVS Disclosure Schedule.

         (g) Except as set forth in Section 2.12(g) of the AVS Disclosure Schedule, there are no restrictions on the direct or indirect transfer of any Contract, or any interest therein, held by AVS or any of its subsidiaries in respect of the Intellectual Property Rights or the Software Products. AVS has delivered to MUSE prior to the date hereof documentation with respect to any invention, process, design, computer program or other know-how or trade secret included in the Intellectual Property Rights, which documentation is accurate in all material respects and reasonably sufficient in detail and content to identify and explain such invention, process, design, computer program or other know-how or trade secret and to facilitate its full and proper use without reliance on the special knowledge of any Person. Each of AVS and its subsidiaries has taken the necessary security and other measures to protect the secrecy, confidentiality and value of its trade secrets and other Intellectual Property Rights.

         (h) No former or present employee, consultant, officer or director of AVS or any of its subsidiaries holds any right, title or interest, directly or indirectly, in whole or in part, in or to any Intellectual Property Rights.

         (i) The Intellectual Property Rights are sufficient and adequate for AVS and each of its subsidiaries to carry on the Business as presently constituted.

         Section 2.13 Contracts. Section 2.13 of the AVS Disclosure Schedule contains a true and complete list of all written and oral (and a brief description of such oral agreements) material contracts, agreements and other instruments (collectively, "Contracts") to which AVS is a party (i) relating to Indebtedness or guaranty of performance or warranty of products or services,
(ii) of duration of six months or more from the date hereof and not cancelable by AVS without material penalty on 30 days' or less notice, (iii) relating to commitments in excess of $10,000, (iv) relating to the employment or compensation of any director, officer, employee, consultant or other agent of AVS, (v) relating to the sale or other disposition of any assets, properties or rights, (vi) relating to the lease or similar arrangement of any machinery, equipment, motor vehicles, furniture, fixture or similar property, (vii) to which any federal, state or local governmental agency or authority is a party,
(viii) between AVS and any AVS stockholder or Affiliate of any AVS stockholder,
(ix) that restricts the operation of AVS anywhere in the world, (x) pursuant to which AVS is or may be obligated to make payments, contingent or otherwise, on account of or arising out of prior acquisitions or sales of businesses, assets or stock of other Persons, (xi) providing for the license to AVS by third parties of rights to use software or other technology or providing for the performance of development services by or for any third party; or (xii) that is otherwise material to AVS or entered into other than in the ordinary course of business consistent with past practice. AVS is not in default under any such Contract, and there has been no event that with the giving of notice or the passage of time, or both, would constitute such a default or, to the knowledge of AVS, any default, or event that with the giving of notice or the passage of time, or both, would constitute such a default, by any other party thereto, existing with respect to any such Contract except for such defaults which, in the aggregate, would result in loss or liability to AVS of no more than $15,000, and AVS does not intend, and has not received notice that any party to any such Contract intends, to terminate, amend, not renew or cancel any such Contract. Each of the Contracts listed in Section 2.13 of the AVS Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding obligation of AVS and, to AVS's knowledge, the other parties thereto, enforceable in accordance with its terms. AVS has delivered to MUSE true and complete copies of all written Contracts described in Section 2.13 of the AVS Disclosure Schedule. AVS is not currently obligated to pay or liable for any amounts under any of the Contracts, nor is AVS aware of any facts or circumstances that could result in any claim under any Contract with respect to periods ending on or before the date of this Agreement, in each instance, for which an accrual on the AVS Financial Statements is or would have been required under GAAP and has not been made.

         Section 2.14 Litigation. Except as set forth in Section 2.14 of the AVS Disclosure Schedule, there are no, nor have there been for the five years prior to the date of this Agreement any, (i) investigations pending or, to the knowledge of AVS, threatened affecting or potentially affecting AVS or any of its subsidiaries or the Business, (ii) actions, causes of action, claims, suits, proceedings, arbitrations, mediations or other alternative dispute resolution procedures, orders, writs, injunctions or decrees (each, a "Proceeding") entered against, involving, pending or, to the knowledge of AVS, threatened against AVS or any of its subsidiaries, in each case affecting or potentially affecting the operations of AVS or any of its subsidiaries, the Business, assets, properties or prospects of AVS or any of its subsidiaries, at law or in equity, or before or by any governmental entity, and (iii) existing or prior facts, circumstances or conditions that could reasonably form the basis for a Proceeding against AVS or any of its subsidiaries that would affect or potentially affect the operations of AVS or any of its subsidiaries, the Business, assets, properties or prospects of AVS or any of its subsidiaries. Each of AVS and its subsidiaries is not in default with respect to any Order of any governmental entity. AVS has delivered to MUSE accurate and complete copies of all documentation relating to each Proceeding.

         Section 2.15 Plants, Buildings, Structures, Facilities and Equipment. No notice from any governmental entity has been received by AVS or any of its subsidiaries requiring or calling attention to the need for any work, repair, construction, alteration or installation on, or in connection with, any real property or any of the plants, building, structures, facilities or equipment located thereon. Neither AVS nor any of its subsidiaries has received notification of any alleged violation of any applicable deed restrictions or covenants or any building, zoning, subdivision, health, safety and other laws, including the Americans with Disabilities Act and the Occupational Safety and Health Act. No existing or prior facts or circumstances exist that could reasonably form the basis of any such notification.

         Section 2.16 Insurance. Set forth in Section 2.16 of the AVS Disclosure
Schedule is a complete and accurate list of all primary, excess and umbrella policies, bonds and other forms of insurance currently owned or held by or on behalf of or providing insurance coverage to AVS or the Business or maintained by AVS for any officer, director or employee of AVS. All policies set forth in
Section 2.16 of the AVS Disclosure Schedule are in full force and effect and shall remain in full force and effect through the Closing Date and thereafter (until the scheduled expiration date or earlier termination caused by MUSE), notwithstanding the Merger and without any consent of the insurer or other action by AVS, MUSE or the insurer. With respect to all policies, all premiums currently payable or previously due have been paid, and no notice of cancellation or termination has been received by AVS with respect to any such policy. All such policies are sufficient for compliance with all requirements of law and of all Contracts to which AVS is a party or otherwise bound and are valid, outstanding, enforceable and, to the knowledge of AVS, collectible policies and provide insurance coverage that is adequate and customary for businesses of similar size and type. Complete and accurate copies of all such policies and related documentation have previously been delivered to MUSE.

         Section 2.17 Employee Benefit Plans.

         (a) Except as set forth in Section 2.17 of the AVS Disclosure Schedule, neither AVS nor any ERISA Affiliate (as defined below) maintains or contributes to, has ever maintained or contributed to, or has or has ever incurred any liability (whether or not contingent) with respect to any employee benefit plan or any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, stock appreciation right, retirement, vacation, severance, disability, death benefit, hospitalization, medical, worker's compensation, disability, supplementary unemployment benefits, or other plan, arrangement or understanding (whether or not legally binding), or any employment, severance, termination or any similar agreement (each, a "Plan"). "ERISA Affiliate" means (i) any corporation which at any time on or before the Closing Date is or was a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as AVS; (ii) any partnership, trade or business (whether or not incorporated) which at any time on or before the Closing Date is or was under common control (within the meaning of Section 414(c) of the Code) with AVS; and (iii) any entity which at any time on or before the Closing Date is or was a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as either AVS, any corporation described in clause (i) or any partnership, trade or business described in clause (ii).

         (b) Section 2.17 of the AVS Disclosure Schedule contains a list and a brief, general description of each Plan. AVS has delivered to MUSE true and complete copies of (A) each Plan, (B) the summary plan description, if any, for each Plan, (C) the latest annual report, if any, which has been filed with the Internal Revenue Service (the "IRS") for each Plan, (D) the most recent IRS determination letter for each Plan that is a pension plan (as defined in Section 3(2) of ERISA) intended to be qualified under Code Section 401(a) and (E) copies of reports for the three most recent Plan years showing compliance with discrimination rules under those of Code Sections 401(a), 401(k), 401(m), 419, 419A, 505, 501(c)(9), 105(h), 125 or 129 applicable to such Plan. Each Plan intended to be tax qualified under Sections 401(a) and 501(a) of the Code has been determined by the IRS to be tax qualified under Sections 401(a) and 501(a) of the Code, and, no amendment to or failure to amend any such Plan and, no other circumstance or event has occurred that adversely affects its tax qualified status. There has been no prohibited transaction within the meaning of
Section 4975 of the Code and Section 406 of Title I of the

Employee Retirement Income Retirement Security Act of 1974, as amended ("ERISA"), with respect to any Plan. AVS has no commitment, whether or not legally binding, to create any additional employee benefit plan (as defined in Section 3(3) of ERISA) or to change the terms of any existing Plan.

         (c) Neither AVS nor any ERISA Affiliate has ever maintained an employee benefit plan (as defined in Section 3(3) of ERISA) subject to the provisions of
Section 412 of the Code, Part 3 of Subtitle B of Title I of ERISA or Title IV of ERISA.

         (d) There are no Proceedings (as defined in Section 2.14) by any Plan participant, Plan beneficiary or any representative thereof, (other than routine claims for benefits) pending, or, to the knowledge of AVS, threatened, and no facts or circumstances exist which could give rise to any Proceeding. AVS has timely satisfied all funding, compliance and reporting requirements for all Plans. No event or condition exists or is reasonably expected to occur in connection with the administration of any Plan that would either (i) subject MUSE or any of its Affiliates to any liability, contingent or otherwise to the IRS, the Department of Labor ("DOL") or the Pension Benefit Guarantee Corporation (other than any liability for premiums payments to the Pension Benefit Guarantee Corporation) or (ii) cause the imposition of any lien on the assets of MUSE or any of its Affiliates under the Code or ERISA. No Plan is the subject of any pending application for administrative relief under any voluntary compliance program or closing agreement program of the IRS or the DOL. With respect to each Plan, AVS has timely paid all contributions (including employee salary reduction contributions) and all insurance premiums that have become due, and any such expense accrued but not yet due has been properly reflected in the Financial Statements. Each Plan has been operated in accordance with its terms and complies in all material respects with all applicable Laws.

         (e) No Plan provides or is required to provide, now or in the future, health, medical, dental, accident, disability, death or survivor benefits to or in respect of any individual beyond termination of employment except to the extent required under any state insurance Law or under Part 6 of Subtitle B of Title I of ERISA and under Section 4980(B) of the Code (COBRA benefits). Except to the extent of such COBRA benefits, no Plan covers any individual other than an employee of AVS or dependents of employees under health and child care Plans disclosed to MUSE.

         (f) Except as set forth in Section 2.17 of the AVS Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (A) entitle any Person providing or that has provided services at anytime to AVS to severance pay or termination benefits for which MUSE or any of its Affiliates may become liable, (B) except as provided in Section 1.9, solely as a result of their consummation, increase or accelerate any amount due under any Plan, require assets to be set aside or other forms of security to be provided with respect to any liability under any Plan, or result in any "parachute payment" (within the meaning of Code Section 280G) under any Plan or (C) except as and to the extent accrued or reserved for on the Interim Balance Sheet, obligate AVS or any of its Affiliates to pay or otherwise be liable for any compensation (including options, warrants, rights and similar instruments), vacation days, pension contribution or other benefits to any such Person for periods before the Closing Date or for personnel whom AVS does not actually employ.

         Section 2.18 Tax Matters.

         (a) All federal, state, local and foreign tax returns and tax reports required to be filed by AVS and its subsidiaries on or prior to the Closing Date (giving effect to any valid requests for extension that have been, or will be, validly filed and granted) have been or will be filed on a timely basis with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed. All such returns and reports are and will be true, correct and complete in all material respects and disclose all taxes required to be paid by AVS and its subsidiaries. All federal, state, local and foreign income, profits, franchise, sales, use, occupation, property, excise, employment and other taxes (including interest, penalties and withholdings of tax) due from and payable by AVS and its subsidiaries with respect to periods through the Closing Date have been or will be fully paid on a timely basis or will be adequately reserved for on the Interim Balance Sheet. Each of AVS and its subsidiaries is not currently the beneficiary of any extension of time within which to file any tax return, except that the periods for filing tax returns for the year ending December 31, 1999 are currently on such extensions. There are no Liens for taxes upon the assets of AVS and its subsidiaries except for statutory liens for current taxes not yet due.

         (b) No claim has ever been made by an authority in a jurisdiction where each of AVS and its subsidiaries does not file tax returns that it is or may be subject to taxation by that jurisdiction, and each of AVS and its subsidiaries has not received any notice or request for information from any such authority.

         (c) No issues have been raised with AVS or any of its subsidiaries by the IRS or any other taxing authority in connection with any tax return or report filed by AVS or any of its subsidiaries relating to AVS or its subsidiaries, and there are no issues which, either individually or in the aggregate, could reasonably result in any liability for tax obligations of AVS or any of its subsidiaries relating to periods ending on or before the Closing Date in excess of the accrued liability for taxes shown on the Interim Balance Sheet. No waivers or extensions of statutes of limitations have been given or requested with respect to AVS or any of its subsidiaries. Except as set forth in
Section 2.18(c) of the AVS Disclosure Schedule, neither AVS nor any of its subsidiaries have been, or have received notice that AVS or any of its subsidiaries may be, subject to an audit by any federal, state, local or foreign tax authority.

         (d) No material differences exist between the amounts of the book basis and tax basis of assets that are not accounted for by an accrual on the books of AVS and its subsidiaries for income tax purposes. AVS and its subsidiaries will not be required to recognize for income tax purposes in a taxable year beginning on or after the Closing Date any amount of income or gain which it would have been required to recognize under the accrual method of accounting for tax purposes in a tax period ending on or before the Closing Date as a result of the installment method of accounting, the completed contract method of accounting, the cash method of accounting or a change in method of accounting.

         (e) All transactions or methods of accounting that could give rise to an understatement of federal income tax (within the meaning of Section 6661 of the Code for tax returns filed on or before December 31, 1990, and within the meaning of Section 6662 of the Code for tax returns filed after December 31,
1990) have been adequately disclosed on the tax return in accordance with
Section 6661(b)(2)(B) of the Code for tax returns filed on or prior to December 31, 1990, and in accordance with Section 6662(d)(2)(B) of the Code for tax returns filed after December 31, 1990.

         (f) Each of AVS and its subsidiaries is not and has not been a United States real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(11) of the Code.

         (g) AVS and its subsidiaries have complied (and until the Closing will comply) with all applicable Laws relating to the payment and withholding of taxes (including withholding and reporting requirements under Section 1441 through 1464, 3401 through 3406, 6041 and 6049 of the Code and similar provisions under any other Laws) and, within the time and in the manner prescribed by Law, has withheld from wages, fees and other payments and paid over to the proper governmental or regulatory authorities all amounts required.

         (h) Each of AVS and its subsidiaries is not a party to any tax-sharing or tax indemnity agreement or any other agreement of a similar nature that remains in effect on the Closing Date.

         (i) Each of AVS and its subsidiaries is not subject to any liability under Treasury Regulations 1.1502-6 or any comparable provision of state, local or foreign tax law or regulation.

         (j) There are no tax rulings, requests for rulings, closing agreements or changes of accounting method relating to AVS and any of its subsidiaries that could affect their liability for Taxes for any period after the Closing. No power of attorney with respect to any matter relating to Taxes of AVS and any of its subsidiaries is currently in force. No excess loss account (as referred to in Treasury Regulations Section 1.1502-19) exists with respect to any subsidiary of AVS. AVS and its subsidiaries do not have any deferred gain or loss (i) arising from deferred intercompany transactions (as referred to in Treasury Regulations Section 1.1502-13), or (ii) with respect to the stock or obligations of any other member of AVS's affiliated group (as described in Treasury Regulations Section 1.1502-14). Neither AVS nor any of its subsidiaries has filed a consent under Section 341(f) of the Code or any comparable provision of state revenue statutes. No property of AVS or any of its subsidiaries is "tax-exempt use property" within the meaning of Section 168(h) of the Code. Neither AVS or any of its subsidiaries is a party to any lease made pursuant to
Section 168(f) of the Code. Any amount or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of AVS or any of its subsidiaries who is a "disqualified individual" (as such term is defined in proposed Treasury Regulations Section 1.280G-1) under any AVS Employee Plans or other compensation arrangement entered into or in effect prior to the Closing would not be characterized as an "excess parachute payment" or a "parachute payment" (as such terms are defined in Section 280G(b)(1) of the Code).

         (k) AVS does not file, and has never filed or been included in, a consolidated Return for federal Income Tax purposes; provided that AVS was included in a consolidated Return for federal Income Tax purposes with Stardent Computer Inc. for the period November 15, 1991 (inception) through December 31, 1991.

         (l) For purposes of this Agreement, except as otherwise expressly provided, unless the context otherwise requires:

         "income taxes" means any federal, state, local, or foreign income, or franchise Tax and in each instance any interest, penalties, or additions to tax attributable to such Tax;

         "return" means any report, return, statement, estimate, declaration, form, or other information required to be supplied to a taxing authority in connection with Taxes; and

         "tax" or "taxes" means taxes of any kind, levies or other like assessments, customs, duties, imposts, charges or, including, without limitation, income, gross receipts, ad valorem, value added, excise, real or personal property, asset, sales, use, license, payroll, transaction, capital, net worth and franchise taxes, estimated taxes, withholding, employment, social security, workers compensation, utility, severance, production, unemployment compensation, occupation, premium, windfall profits, transfer and gains taxes or other governmental taxes imposed or payable to the United States, or any state, county, local, or foreign government or subdivision or agency thereof, and in each instance such term shall include any interest, penalties, or additions to tax attributable to any such Tax.

         Section 2.19 Environmental Matters.

         (a) The operations of AVS and its subsidiaries comply with all applicable federal, state, local, and foreign laws, codes, regulations, requirements, directives, Orders and common law, and all administrative or judicial interpretations thereof that may be enforced by any governmental entity, other Person or court, relating to pollution, the protection of human health, the protection of the environment or the emission, discharge, disposal, storage, transportation, Release (as defined below) or threatened Release of materials in or into the environment, including the Occupational Safety and Health Act (collectively, "Environmental Laws"). "Release" means release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the environment or into or out of any property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Leased Real Property or other property. "Contaminant" means any pollutant contaminant, chemical or industrial, hazardous or toxic material or waste for which liability or standards of conduct are imposed under Environmental Laws, and includes asbestos or asbestos-containing materials, PCBs, and petroleum, oil or petroleum or oil products or derivatives.

         (b) Each of AVS and its subsidiaries has obtained all environmental, health and safety Governmental Permits (as defined in Section 2.22) necessary for the operation of the Business, and all such Governmental Permits are in full force and effect and will not be revoked, suspended or otherwise adversely affected by the consummation of the transactions contemplated hereby. Each of AVS and its subsidiaries is in compliance with all terms and conditions of such Governmental Permits.

         (c) Neither AVS nor its subsidiaries is subject to any judicial, administrative or other Proceeding, Order or settlement alleging or addressing a violation of or liability or Indebtedness under any Environmental Law.

         (d) Neither AVS nor its subsidiaries has received any notice or claim (whether written or oral) to the effect that it is or may be liable to any governmental entity or any other Person as a result of the Release or threatened Release of a Contaminant, and, to the knowledge of AVS, there are no existing or prior facts, circumstances or conditions that could reasonably form the basis for such a notice or claim against AVS or any of its subsidiaries. Neither AVS nor its subsidiaries has sent or arranged for the disposal of any Contaminant generated by AVS or any of its subsidiaries or their respective operations to or at any disposal site that (i) is undergoing, or, to the knowledge of AVS, could reasonably be expected to undergo, remedial action; (ii) is listed or proposed for listing on the National Priorities List pursuant to Comprehensive Environmental Response, Compensation and Liability Act 42 U.S.C. ss.ss. 9601 et seq., any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder; or (iii) could give rise to any claim of damages, fines, fees, penalties, deficiencies, losses or expenses (including without limitation interest, court costs, fees of attorneys, accountants, consultants and other experts or other expenses of litigation or other Proceedings) or of any claim, default or assessment without regard to any reserves therefor (collectively, a "Loss") on the part of AVS.

         (e) Except as set forth in Section 2.19(e) of the AVS Disclosure Schedule, there have been no environmental investigations, studies, audits, tests, reviews or other analysis conducted by or on behalf of, or which are in the possession of, AVS or any of its subsidiaries in relation to any site or facility now or previously owned, operated or leased by AVS or any of its subsidiaries which have not been delivered to MUSE prior to the execution of this Agreement.

         Section 2.20 Labor Relations; Employees.

         (a) There is no labor strike, dispute, slowdown, stoppage or lockout pending, affecting, or, to the knowledge of AVS, threatened against AVS or any of its subsidiaries, and during the last five years there has not been any such action, and there are no existing or prior facts, circumstances or conditions that are reasonably likely to lead to such an action. There are no union claims to represent the employees of AVS or any of its subsidiaries, nor have there been any such claims within the last five years. There is no written or oral contract, commitment, agreement, understanding or other arrangement with any labor organization or multi-employer or union benefit or pension fund, or work rules or practices agreed to with any labor organization or employee association, applicable to employees of AVS or any of its subsidiaries, nor is AVS or any of its subsidiaries a party to or bound by any collective bargaining or similar agreement. There is, and within the last five years has been, no representation of the employees of AVS or any of its subsidiaries by any labor organization and, to the knowledge of AVS, there are no union organizing activities among the employees of AVS or any of its subsidiaries, nor does any question concerning representation exist concerning such employees.

         (b) Section 2.20(b) of the AVS Disclosure Schedule sets forth all personnel policies, rules or procedures (whether written or oral) applicable to employees of AVS and its subsidiaries, and AVS has delivered to MUSE complete and accurate copies of all such written policies, rules or procedures plus summaries of all oral policies, rules or procedures. Neither AVS nor any of its subsidiaries have engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable Law, ordinance or regulation, and each of AVS and it subsidiaries is and has for the past five years been in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health. There is no unfair labor practice charge or complaint against AVS pending or, to the knowledge of AVS, threatened before the National Labor Relations Board or any similar state or foreign agency, and there are no existing or prior facts, circumstances or conditions that could reasonably be expected to form the basis therefor. There is no grievance pending or, to the knowledge of AVS, threatened against AVS or any of its subsidiaries arising out of any collective bargaining agreement or other grievance procedure, and there are no existing or prior facts, circumstances or conditions that could reasonably be expected to form the basis therefor. There are no charges with respect to or relating to AVS or any of its subsidiaries pending or, to the knowledge of AVS, threatened before the Equal Employment Opportunity Commission or any other governmental entity responsible for the prevention of unlawful employment practices, and there are no existing or prior facts, circumstances or conditions that could reasonably be expected to form the basis therefor. There are no workers compensation claims pending, and AVS has no knowledge of any such potential claim. AVS has not received notice of the intent of any government entity responsible for the enforcement of labor or employment Laws to conduct an investigation with respect to or relating to AVS or any of its subsidiaries and, to the knowledge of AVS, no such investigation is in progress. No complaints, lawsuits or other Proceedings are pending or, to the knowledge of AVS, threatened in any forum by or on behalf of any present or former employee of AVS or any of its subsidiaries, any applicant for employment or classes of the foregoing alleging breach of any express or implied Contract for employment, any Law governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with any employment relationship.

         (c) Since the enactment of the Worker Adjustment and Retraining Notification Act of 1988 (the "WARN Act"), AVS and each of its subsidiaries have not effectuated or experienced (i) a "plant closing" (as defined in the WARN
Act) affecting any site of employment or one or more facilities or operating units within any site of employment or facility used by AVS or any of its subsidiaries; or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility used by AVS or any of its subsidiaries, nor has AVS or any of its subsidiaries been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar state or local Law. None of AVS's employees has suffered an "employment loss" (as defined in the WARN Act) at any time prior to the Closing Date.

         (d) Each of AVS and its subsidiaries has complied with all employment verification procedures including proper completion of Forms I-9 as it relates to all of its current and former employees. Each of AVS and its subsidiaries has complied with all applicable immigration, visa and work-related laws, codes and regulations of the United States in general.

         Section 2.21 Compliance with Law. Each of AVS and its subsidiaries has complied for the past five years and is presently complying with all applicable laws (whether statutory or otherwise), rules, regulations, orders, ordinances, judgments, decrees or other pronouncements having the effect of any of the foregoing, of all governmental entities having jurisdiction (collectively, "Laws"), including the Federal Occupational Safety and Health Act and all Laws relating to the safe conduct of business and environmental protection and conservation, the Civil Rights Act of 1964 and Executive Order 11246 concerning equal employment opportunity obligations of federal contractors and any applicable health, sanitation, fire, safety, labor, zoning and building laws. AVS has not received written notification of any asserted present or past failure by AVS or any of its subsidiaries to so comply with the Laws and there are no existing or prior facts, circumstances or conditions that could reasonably be expected to form the basis for such notification or assertion. The representations of this Section 2.21 are intended to be in addition to and not as a qualification of Section 2.19 or any other Section in this Article II.

         Section 2.22 Government Permits. Each of AVS and its subsidiaries owns, holds or possesses all licenses, franchises, permits, privileges, immunities, approvals and other authorizations from all governmental entities that are necessary to entitle it to own or lease, operate and use its assets and to carry on and conduct the Business substantially as currently conducted (herein collectively called "Governmental Permits"). Such Governmental Permits are in full force and effect, no violations are or have been recorded in respect thereof, no Proceeding is pending, or, to the knowledge of AVS, threatened, to revoke or limit any thereof or to affect the rights of AVS or any of its subsidiaries under any thereof. AVS does not know of any basis for any such Proceeding, and none of such Governmental Permits will be revoked, suspended or otherwise adversely affected by the consummation of the transactions contemplated hereby. Section 2.22 of the AVS Disclosure Schedule sets forth a list and brief description of each Governmental Permit. Complete and correct copies of all Governmental Permits have been delivered to MUSE.

         Section 2.23 Bank Accounts; Powers-of-Attorney. Section 2.23 of the AVS Disclosure Schedule contains a true and complete list of (i) all bank accounts and safe deposit boxes of AVS and all Persons who are signatories thereunder or who have access thereto and (ii) the names of all Persons holding general or special powers-of-attorney from AVS and a summary of the terms thereof, true copies of all such powers-of-attorney have been previously delivered to MUSE.

         Section 2.24 Brokers or Finders. Except as set forth in Section 2.24 of the AVS Disclosure Schedule, neither MUSE nor any of its Affiliates will have any obligation to pay any broker's, finder's, investment banker's, intermediary's, financial advisor's or similar fee in connection with this Agreement or the transactions contemplated herein by reason of any action taken by or on behalf of AVS or any of their respective Affiliates.

         Section 2.25 Transactions with Affiliates.

         (a) Except as set forth in Section 2.25(a) of the AVS Disclosure Schedule, each of AVS and its subsidiaries has no outstanding Indebtedness, liabilities or obligations of any nature (accrued or unaccrued, contingent or fixed) for amounts owing to, or notes or accounts receivable from, or leases, Contracts or other commitments or arrangements with or for the benefit of, any of the AVS stockholders, or any of their respective Affiliates, associates or family members, or any of AVS's directors, officers or employees or Affiliates of any of the foregoing.

         (b) As of the Closing Date, (i) all Indebtedness, liabilities and obligations set forth in Section 2.25(a) of the AVS Disclosure Schedule shall have been repaid in cash and in full, (ii) all amounts owing on notes and all accounts receivable set forth in Section 2.25(a) of the AVS Disclosure Schedule shall have been collected by AVS in cash and in full and (iii) all leases, Contracts and other commitments and arrangements set forth in Section 2.25(a) of the AVS Disclosure Schedule shall have been irrevocably terminated without continuing liability on the part of MUSE or AVS.

         (c) Since December 31, 1999, AVS has not made any payments, loans or advances of any kind or paid any dividends or distributions of any kind to or for the benefit of the AVS stockholders or any of their respective Affiliates, associates or family members, other than as set forth in Section 2.8 of the AVS Disclosure Schedule.

         Section 2.26 Customers and Suppliers. Section 2.26 of the AVS Disclosure Schedule sets forth a true and complete list of the names and addresses of the ten largest suppliers (and for each such supplier the dollar volume and percentage of total purchases of similar items from all suppliers of such item) of products and services to AVS and the ten largest customers (and for each such customer the dollar volume and percentage of total sales of AVS to all customers) of products and services of AVS during the 12 months ended December 31, 1998 and December 31, 1999, indicating any existing contractual arrangements for continued supply from or to each such firm. Except as set forth in Section 2.26 of the AVS Disclosure Schedule, there exists no actual or, to the knowledge of AVS, threatened termination, cancellation or limitation of, or any modification or change in, the business relationship of AVS with any customer or group of customers which are listed in Section 2.26 of the AVS Disclosure Schedule or which are otherwise material to the operations of the Business, or with any supplier or group of suppliers which are listed in
Section 2.26 of the AVS Disclosure Schedule or which are otherwise material to the operations of the Business, and AVS has not received any report or other information from any employee, sales representative or other Person who reports to AVS on such matters in the ordinary course of business regarding the existence of any present or future condition or state of facts or circumstances involving customers, suppliers or sales representatives (including the consummation of the transactions contemplated in this Agreement) that would materially adversely affect the Business or the prospects of AVS or the Business or prevent the conduct of the Business after the consummation of the transactions contemplated in this Agreement on substantially the same terms as the Business has been conducted. AVS has delivered to MUSE copies of all written Contracts or other arrangements and written summaries of any oral arrangements with the customers and suppliers listed in Section 2.26 of the AVS Disclosure Schedule.

         Section 2.27 Accounts Receivable and Payables. The accounts and notes receivable and all other receivables shown on the Interim Balance Sheet (subject to reserves for non-collectibility as reflected therein), and all receivables acquired or generated by AVS since March 31, 2000, are bona fide receivables and represent amounts due with respect to actual, arm's-length transactions entered into in the ordinary course of business consistent with past practice and AVS is not aware of any facts or circumstances that would render such amounts uncollectable in excess of the reserves for such recorded on the Interim Balance Sheet. Such reserves for non-collectibility have been reflected on the Interim Balance Sheet in accordance with GAAP and are adequate. No such account has been assigned or pledged to any other Person, and no defense or set-off or similar right to any such account has been asserted by the account obligor.

         Section 2.28 Guarantees.

         (a) Except as set forth in Section 2.28(a) of the AVS Disclosure Schedule, none of the Indebtedness, liabilities or obligations of AVS is guaranteed by AVS stockholders or their respective Affiliates, associates or family members or by any of AVS's officers, directors or employees or Affiliates of any of the foregoing.

         (b) Except as set forth on Section 2.28(b) of the AVS Disclosure Schedule, AVS is not a guarantor or co-obligor of any Indebtedness, liability or obligation of any AVS stockholder or any AVS stockholder's Affiliates, associates or family members or of AVS's officers, directors or employees or Affiliates of any of the foregoing.

         Section 2.29 Common Activities. In the conduct of the Business, the assets of AVS have not been commingled with those of any Affiliate or associate of AVS, and AVS has not engaged in any joint activities with regard to the purchase or sale of products or services, failed to maintain appropriate distinction between the Business and assets and property of AVS and those of any other Person or engaged in any other acts or omitted to take any other action which could reasonably be expected to form the basis for any claim or assertion that AVS or its property or assets were responsible for any Indebtedness, liability or obligation of any other Person.

         Section 2.30 Disclosure. The representations and warranties by AVS in this Agreement and the Escrow Agreement and the statements contained in the AVS Disclosure Schedule or any other schedules, certificates, documents, exhibits and agreements referred to herein or otherwise furnished or to be furnished by AVS to MUSE pursuant to this Agreement or in connection with the transactions contemplated hereby do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact necessary to make the statements herein or therein not misleading. AVS has delivered to MUSE or its counsel true and complete copies of all material certificates, exhibits, schedules, agreements or documents and has notified MUSE or its counsel of all events, facts, circumstances, violations or other matters that to the best of its knowledge after due inquiry may have a Material Adverse Effect on the Business, transactions contemplated in this Agreement or the Escrow Agreement, or the business or operations of MUSE subsequent to the Merger.

         Section 2.31 Information Supplied.

         (a) None of the information supplied or to be supplied by AVS for inclusion or incorporation by reference in (i) the Form S-4 (as defined in Section 4.16) will, at the time the Form S-4 is filed with the Securities and Exchange Commission (the "SEC"), at any time it is amended or supplemented or at the time it becomes effective under the Securities Exchange Act of 1933, as amended (the "Securities Act"), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the Proxy Statement/Prospectus (as defined in Section 4.16) will, on the date it is first mailed to AVS stockholders or MUSE stockholders or at the time of the AVS and MUSE stockholders' meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Form S-4 and the Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Securities Act and the rules and regulations of the SEC thereunder.

         (b) Notwithstanding the foregoing provision of this Section 2.31, no representation or warranty is made by AVS with respect to statements made or incorporated by reference in the Form S-4 or the Proxy Statement/Prospectus based on information supplied by MUSE or Sub for inclusion or incorporation by reference therein.

         Section 2.32 Vote Required. Other than the Liquidation Preference Waiver (as defined in Section 5.1(l)), the affirmative vote of the holders of a majority of the AVS Common Stock, the Series A Preferred Stock and the Series B Preferred Stock, each voting separately as a class, in accordance with applicable law to adopt this Agreement and approve the Merger (the

"Required AVS Vote") is the only vote of the holders of any class or series of AVS capital stock necessary to adopt this Agreement and approve the Merger and the other transactions contemplated thereby. In addition, upon obtaining the Required AVS Vote, the AVS Stockholders also shall have approved the appointment of the Stockholder Representatives as their attorneys-in-fact and agents in connection with this Agreement, the Escrow Amount and the Escrow Agreement as further described in Section 4.15 (b).

         Section 2.33 No Stockholder Agreements. Neither AVS nor, to its knowledge, any stockholder of AVS has entered into any agreements, arrangements or understandings with respect to the capital stock or voting of the capital stock of AVS, except for any voting agreements as contemplated in the Letter of Intent, dated May 4, 2000, between MUSE and AVS.

                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF MUSE AND SUB

         MUSE and Sub represent and warrant to AVS as follows:

         Section 3.1 Organization, Standing and Qualification. MUSE is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. MUSE is duly qualified or licensed to do business and in good standing in each jurisdiction in which its property is owned, leased or operated or the nature of its business makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not in the aggregate have a material adverse effect on MUSE. Sub is a corporation duly organized, validly existing and in good standing under the laws of Delaware. Sub has not engaged in any business (other than in connection with this Agreement and the transactions contemplated hereby) since the date of its incorporation.

         Section 3.2 Authority.

         (a) MUSE has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. MUSE has all requisite corporate power and authority to enter into the Escrow Agreement, and to consummate the transactions contemplated thereby. The execution and delivery of this Agreement and the Escrow Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of MUSE. This Agreement has been duly executed and delivered by MUSE. This Agreement does, and, when executed and delivered by MUSE, the Escrow Agreement will, constitute legal, valid and binding obligations of MUSE, enforceable against MUSE in accordance with its respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights in general and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

         (b) Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Sub. This Agreement has been duly executed and delivered by Sub and constitutes legal, valid and binding obligations of Sub, enforceable against Sub in accordance with its terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights in general and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

         Section 3.3 Capitalization. The authorized capital stock of MUSE consists of 50,000,000 shares of MUSE Common Stock. As of the date hereof, 10,808,882 shares of MUSE Common Stock are issued and outstanding, 5,231,250 shares of MUSE Common Stock are reserved for issuance pursuant to options granted or to be granted under the MUSE 1995 Stock Option Plan and the MUSE 1996 Stock Option Plan, 155,263 shares of MUSE Common Stock are held in MUSE's treasury, and 2,810,033 shares are reserved for issuance pursuant to outstanding warrants to purchase MUSE Common Stock, and there are no other shares of capital stock of MUSE authorized, issued or outstanding, except as otherwise set forth in this Agreement and the transactions contemplated hereby or as otherwise set forth in the MUSE SEC Reports (as hereinafter defined).

         Section 3.4 Validity; Issuance of Shares. The shares of MUSE Common Stock being issued as Merger Consideration have been duly authorized and, when issued in accordance with this Agreement, will be validly issued, fully paid and non-assessable. The shares of MUSE Common Stock when issued upon the exercise of the MUSE Options and in accordance with the MUSE Stock Incentive Plan and Stock Option Agreements will be duly authorized, validly issued, fully paid and non-assessable. The MUSE Options have been duly authorized, and when executed and delivered in accordance with this Agreement, will constitute the legal, valid and binding obligations of MUSE, enforceable against MUSE in accordance with their terms.

         Section 3.5 Consents and Approvals; No Violation.

         (a) Neither the execution and delivery of this Agreement or the Escrow Agreement, nor the consummation of the transactions contemplated hereby or thereby, nor compliance by MUSE with any of the provisions hereof or thereof will (i) conflict with or result in a breach of the certificate of incorporation or by-laws or other constitutive documents of MUSE, (ii) conflict with or result (with or without notice or lapse of time or both) in a default (or give rise to any right of reimbursement, termination, cancellation, modification or acceleration) under any of the provisions of any note, bond, lease, mortgage, indenture, license, franchise, permit agreement or other instrument or obligation to which MUSE is a party, or by which MUSE or its properties or assets may be bound or affected, except for such conflict, breach or default as to which requisite waivers or consents are described in Section 3.5 of the disclosure schedule delivered to AVS prior to the date of this Agreement (the "MUSE Disclosure Schedule") and are required to be obtained prior to Closing, or (iii) violate any Law or Order applicable to MUSE or its properties or assets; or (iv) result in the creation or imposition of any Lien upon any property or assets used in MUSE's business. Except as set forth in Section 3.5 of the MUSE Disclosure Schedule, no consent or approval by, or any notification of or filing with, or other action of any Person (governmental or private) that has not been obtained is required in connection with the execution, delivery and performance by MUSE of this Agreement or the Escrow Agreement. There is no Proceeding pending or, to the knowledge of MUSE, threatened against MUSE or Sub that seeks to prevent the consummation of the transactions contemplated herein or in any Transaction Agreement to which MUSE is a party.

         (b) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby or thereby nor compliance by Sub with any of the provisions hereof will (i) conflict with or result in a breach of the certificate of incorporation or by-laws or other constitutive documents of Sub or (ii) violate any Law or Order applicable to Sub or the properties or assets of Sub that would prevent or materially impair the consummation of the transactions contemplated hereby.

         Section 3.6 Brokers or Finders. Neither MUSE nor Sub will have any obligation to pay any broker's, finder's, investment banker's, intermediary's, financial advisor's or similar fee in connection with this Agreement or the transactions contemplated herein by reason of any action taken by or on behalf of MUSE or Sub.

         Section 3.7 Information Supplied.

         (a) None of the information supplied or to be supplied by MUSE for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and
(ii) the Proxy Statement/Prospectus will, on the date it is first mailed to AVS stockholders or at the time of the AVS stockholders' meetings, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Form S-4 and the Proxy Statement/Prospectus will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder.

         (b) Notwithstanding the foregoing provision of this Section 3.7, no representation or warranty is made by MUSE with respect to statements made or incorporated by reference in the Form S-4 or the Proxy Statement/Prospectus based on information supplied by AVS for inclusion or incorporation by reference therein.

         Section 3.8 Public Reports. MUSE has and, at the Effective Time will have, filed all required forms, reports and documents with the SEC since November 16, 1998, (collectively, the "MUSE SEC Reports") all of which have and shall have complied in all material respects with all applicable requirements of the Securities Act and the Exchange Act, and MUSE is current in all of its required filings under the Exchange Act. As of their respective dates of filing in final or definitive form (or, if amended or superseded by a subsequent filing, then on the date of such subsequent filing), none of the MUSE SEC Reports, including, without limitation, any financial statements or schedules included therein, contained or shall have contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Each of the balance sheets (including the related notes) included in the MUSE SEC Reports fairly presents the consolidated financial position of MUSE and its subsidiaries as of the respective dates thereof, and the other related financial statements (including the related notes) included therein fairly presented the consolidated results of operations and changes in financial position of MUSE and its subsidiaries for the respective periods indicated, except, in the case of interim financial statements, for year-end audit adjustments, consisting only of normal recurring accruals. Each of the financial statements (including the related notes) included in the MUSE SEC Reports has been prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise noted therein.

         Section 3.9 Operation of the Surviving Corporation. Immediately following the Effective Time, the Surviving Corporation will continue to operate the prior AVS business as a separate subsidiary of MUSE. MUSE represents that it has no current plans or intentions following the Effective Time to (i) materially change the operations or location of operations of AVS as conducted immediately prior to the Effective Time, (ii) cause the Surviving Corporation to sell, transfer or otherwise dispose of any of its assets, except for dispositions made in the ordinary course of business or for the payment of expenses incurred by the Surviving Corporation in the Merger, (iii) liquidate the Surviving Corporation, (iv) merge the Surviving Corporation with or into another corporation, including MUSE or its Affiliates, (v) sell, distribute or otherwise dispose of the common stock of the Surviving Corporation, (vi) issue additional shares of stock (or rights to acquire shares of stock) of the Surviving Corporation that would result in MUSE losing control of the Surviving Corporation within the meaning of Section 368(c) of the Code, or (vii) reacquire any of the MUSE Common Stock issued in the Merger.

         Section 3.10 Disclosure. The representations and warranties by MUSE in this Agreement and the Escrow Agreement and the statements contained in the MUSE Disclosure Schedule or any other schedules, certificates, documents, exhibits and agreements referred to herein or otherwise furnished or to be furnished by MUSE to AVS pursuant to this Agreement or in connection with the transactions contemplated hereby do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact necessary to make the statements herein or therein not misleading.

                                   ARTICLE IV

                                    COVENANTS

         Section 4.1 Conduct of Business.

         (a) From the date hereof until the Closing Date, except as otherwise consented to by MUSE in writing, AVS shall operate the Business only in the ordinary course of business consistent with past practice.

         (b) Without limiting the generality of the foregoing, (i) AVS shall use all reasonable efforts to preserve intact in all material respects AVS's present business organization and reputation and to preserve its relationships with employees, creditors, customers and suppliers and others having significant business relationships with AVS, (ii) AVS shall not, without the prior written consent of MUSE, directly or indirectly, cause or permit any state of affairs, action or omission described in clauses (a) through (n) of Section 2.8, and
(iii) AVS shall not take, or agree to commit to take, any action that would make any representation or warranty of AVS contained herein inaccurate in any material respect at, or as of any time prior to, the Closing Date.

         Section 4.2 Access to AVS Information.

         (a) AVS shall (i) give MUSE and its officers, directors, employees, agents, counsel, accountants, financial advisors, existing lenders, consultants and other representatives (collectively, "Representatives") reasonable access, upon reasonable prior notice, to all officers and accountants of AVS and to all Books and Records, offices and other facilities and properties utilized by AVS in connection with the Business and all information relating to AVS, the Business and the properties, assets, Contracts, financial condition, results of operations and prospects of AVS as MUSE or its Representatives may reasonably request, (ii) permit MUSE and its Representatives to make such inspections thereof and, with the prior consent of AVS (which shall not be unreasonably withheld), interview such personnel, customers and vendors of AVS during normal business hours as MUSE or its Representatives may reasonably request, (iii) cause AVS's officers and auditors to furnish MUSE and its Representatives with such financial and operating data and other information with respect to the items set forth in clause (i) as MUSE or its Representatives may from time to time reasonably request, and cause the auditors to deliver their work papers related to such information if MUSE or its Representatives shall so request, and
(iv) at MUSE's or its Representatives' reasonable request, cause AVS's officers to compile information that has not been compiled for another purpose.

         (b) MUSE shall hold any such information which is nonpublic in confidence in accordance with the provisions of the confidentiality agreements, dated April 7, 2000 and April 17, 2000 between AVS and MUSE.

         Section 4.3 Best Efforts.

         (a) Upon the terms and subject to the conditions of this Agreement, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective the transactions contemplated in this Agreement as promptly as practicable, including (i) the preparation and filing of any forms, registrations and notices required to be filed to consummate the transactions contemplated in this Agreement and the taking of such actions as are necessary to obtain any requisite approvals, consents, Orders, exemptions or waivers by any third party or governmental entity and (ii) the satisfaction of all conditions to Closing. Each party shall promptly consult with the other with respect to, provide any necessary information not subject to legal privilege with respect to and, except as otherwise not permitted by Law, provide the other (or its Representatives) copies of, all filings made by such party with any governmental entity or any other information supplied by such party to a governmental entity in connection with this Agreement and the transactions contemplated by this Agreement or as otherwise reasonably requested.

         (b) Each party hereto shall promptly inform the other of any communication from any governmental entity regarding any of the transactions contemplated by this Agreement. If any party or Affiliate thereof receives a request for additional information or documentary material from any such governmental entity with respect to the transactions contemplated by this Agreement, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party(ies), an appropriate response in compliance with such request.

         (c) Notwithstanding the foregoing, nothing in this Agreement shall be deemed to require MUSE or any of its Affiliates to enter into any agreement with any governmental entity or to consent to any Order requiring any of them to hold, separate or divest, or to restrict the dominion or control of any of them over, any of their respective assets, properties or businesses or to submit to the laws and regulations of such governmental entity or qualify to do business or submit to process in any other jurisdiction.

         Section 4.4 No Solicitation by AVS. AVS shall immediately cease any existing discussions or negotiations with any third parties conducted prior to the date hereof with respect to any Business Combination (as defined below). For a period from the date hereof to the Closing Date, AVS shall not, and AVS shall cause its respective Affiliates and Representatives not to, directly or indirectly, take any action to (i) initiate, assist, solicit, receive, negotiate, encourage or accept any offer or inquiry from any Person with respect to a Business Combination or engage in any Business Combination, (ii) reach any agreement or understanding (whether or not such agreement or understanding is absolute, revocable, contingent or conditional) for, or otherwise attempt to consummate, any Business Combination or (iii) furnish or cause to be furnished any information with respect to AVS to any Person (other than as expressly provided in Section 4.2 of this Agreement) who AVS or any of its respective Affiliates or Representatives knows or has reason to believe is in the process of considering any Business

Combination. If AVS or any of its respective Affiliates or Representatives receives from any Person any offer, inquiry or informational request referred to above (an "Acquisition Proposal"), AVS will, or will cause such Affiliate or Representative to, promptly advise such Person, by written notice, of the terms of this Section 4.4 and promptly, orally and in writing, advise MUSE of such offer, inquiry or informational request. "Business Combination" means any merger, consolidation or combination to which AVS is a party, any sale, dividend, split or other disposition of the capital stock of or other equity interest in AVS or any sale, dividend or other disposition of any of the assets and properties of AVS, other than in the ordinary course of business and the transactions contemplated herein.

         Section 4.5 Fees and Expenses. MUSE and Sub, on the one hand, and AVS, on the other hand, shall pay their own fees, costs and expenses incurred in connection with the preparation and negotiation of this Agreement and the transactions contemplated herein, including the performance of such party's obligations hereunder (including, but not limited to, the fees and disbursements of counsel and advisors).

         Section 4.6 Public Announcements. None of MUSE, Sub or AVS will, and each will cause its respective Affiliates and Representatives not to, issue or cause the publication of any press release or otherwise make any public statement with respect to the transactions contemplated herein without the prior written consent of the parties hereto, provided that any party hereto may make a public announcement to the extent required by any applicable Law or Order (including the rules, regulations or interpretations of the Securities and Exchange Commission or any national securities exchange), which required public disclosure shall be submitted to the non-disclosing party sufficiently in advance to afford such non-disclosing party an opportunity to comment on such disclosure.

         Section 4.7 Books and Records. AVS shall maintain all Books and Records in the regular and customary manner as such Books and Records have been maintained consistent with past practices.

         Section 4.8 Compliance with Laws, Orders and Contracts. AVS shall comply in all material respects with all Laws, Orders and Contracts applicable to the Business or to AVS and, promptly following receipt thereof, give MUSE copies of any notice received from any governmental entity or other Person alleging any violation of any such Law, Order or Contract.

         Section 4.9 Certain Activities between Signing and Closing.

         (a) From the date hereof until the Closing, except as required by Law, without the prior written consent of MUSE, AVS shall not make or change any tax election, change any annual tax accounting period, adopt or change any method of tax accounting, file any amended tax return, enter into any closing agreement, settle any material tax claim or assessment, surrender any right to claim a tax refund, consent to any extension or waiver of the limitations period applicable to any tax claim or assessment or take or omit to take any other action, if any such other action or omission would have the effect of increasing the tax liability or decreasing any tax benefit or tax refund or similar matter of AVS or MUSE as a result of the transactions contemplated herein.

         (b) All tax returns with respect to AVS (i) shall, to the extent required to be filed on or before the Closing Date (taking into account any valid extensions), be filed by AVS when due in accordance with all applicable Laws and (ii) shall, as of the time of filing, correctly reflect in all material respects the facts regarding the income, business, assets, operations, activities and status of AVS and any other information required to be shown therein.

         (c) From the date hereof until the Closing, without the prior written consent of MUSE, AVS shall not amend or adopt any Plan, except as required by Law.

         Section 4.10 Tax Matters.

         (a) MUSE shall file with the appropriate tax authorities all federal, state, local and foreign tax returns and tax reports required to be filed on behalf of AVS or Sub for any taxable period (or portion thereof) ending after the Closing Date. With respect to any return or report that may affect the liability of the AVS Stockholders under Article VI, MUSE will allow the Stockholder Representatives on behalf of the AVS Stockholders an opportunity to review and comment upon any such report or return at least thirty (30) days prior to its filing. MUSE will take no position on any such returns or reports that is inconsistent with AVS's past custom and practice and that would adversely affect the AVS Stockholders, except to the extent that such position is either required by law or a taxing authority. MUSE also shall not make any amendment to any report or return that may affect the liability of the AVS Stockholders under Article VI, without the Stockholder Representatives' (on behalf of the AVS Stockholders) prior written consent. In the event that the parties cannot agree as to any disputed item on any return or report within ten
(10) business days after the Stockholder Representatives' notice of objections, the parties shall jointly select a firm of nationally recognized independent accountants (or, if they cannot agree on the selection of such a firm within 5 business days, then MUSE and the Stockholder Representatives shall, within an additional 3 business days, each select its own nationally recognized independent accounting firm, which two firms shall select a third nationally recognized accounting firm) to resolve the dispute within an additional 5 business days. Such firm's determination shall be final and binding on the parties, and any expenses relating to the engagement of such firm shall be split by the parties.

         (b) The Stockholder Representatives shall have the right to control any audits of or administrative or court proceedings to the extent they relate to taxable periods of AVS that affect the liability of the AVS Stockholders under
Article VI. In such matters, the Stockholder Representatives shall have the right to employ counsel of their own choice, but reasonably satisfactory to MUSE, and at its own expense, MUSE (and its counsel) shall have the right to participate in any audits or other proceedings, and the Stockholder Representatives shall have the right to settle the issues as to which they are obligated to make full indemnification. Notwithstanding the foregoing, neither the Stockholder Representatives nor the AVS Stockholders shall be entitled to settle, either administratively or after the commencement of litigation, any claim for taxes of AVS, or otherwise bind AVS, if such settlement would adversely affect MUSE (including, without limitation, the imposition of income tax deficiencies, a change of accounting method, the reduction of asset basis or cost adjustments, the lengthening of any amortization or depreciation periods, the denial of amortization or depreciation deductions or the reduction of loss or credit carry forwards), without the prior written consent of MUSE, which consent shall not be unreasonably withheld.

         (c) After the Closing Date, MUSE and the former officers and directors of AVS shall:

             (i) assist in all reasonable respects (and cause their respective Affiliates to assist) the other party in preparing any tax returns or reports which such other party is responsible for preparing and filing in accordance with this Section 4.10;

             (ii) cooperate in all reasonable respects with each other in preparing for any audits of, or disputes with taxing authorities regarding, the tax returns of AVS including providing powers of attorney to authorized representatives of the AVS Stockholders;

             (iii) make available to the other and to any taxing authority, as reasonably requested, all information, records and documents relating to taxes of AVS and in connection therewith, AVS shall retain all such records until the expiration of the applicable period for the assessment of tax including extensions thereof;

             (iv) provide timely notice to the other in writing of any pending or threatened tax audit or assessments of AVS for taxable periods for which the other may have a liability under this Section 4.10; and

             (v) furnish the other with copies of all correspondence received from any taxing authority in connection with any tax audit or information request with respect to any such taxable period.

         (d) All taxes that are not due and payable on or prior to the Closing Date but which relate to a tax period ending on or prior to the Closing Date shall be paid from the Escrow Amount when due but only to the extent such taxes exceed the amount accrued (to the extent such accruals are consistent with past practice) on the Interim Balance Sheet and amounts arising in the ordinary course of business between the Interim Balance Sheet date and the Closing.

         Section 4.11 AVS Employee and Affiliate Non-Disclosure. AVS shall require each of the AVS employees listed on Schedule B to enter into MUSE's standard confidentiality and trade secrets/invention agreements, each in the form of Exhibit J1; provided, however, that such employees shall not be required to enter into MUSE's standard confidentiality and trade secrets/invention agreement if a substantially similar agreement is currently in effect between such employees and AVS; and provided, further, that (i) the form of agreement regarding proprietary information and inventions, non-competition, arbitration, at-will employment and other matters attached as Exhibit J2 shall be deemed so to be substantially similar and (ii) there shall be appropriate modifications in such forms of agreements with respect to employees listed on Schedule B who are not based in the United States to reflect customary business practices in the software industry in the country in which the employee is based.

         Section 4.12 Expenditures. AVS agrees that it will not make any capital expenditure in excess of $50,000 (or $100,000 in the aggregate) or engage in any extraordinary corporate or business transactions, including, but not limited to, stock splits, dividends, repurchases or recapitalizations, without the express written approval of MUSE.

         Section 4.13 Closing Financial Statements. On the business day prior to the Closing Date, AVS shall deliver to MUSE an unaudited balance sheet (the "Closing Balance Sheet") as of the end of the month immediately preceding the Closing Date (the "Determination Date") and the related unaudited statements of operations and cash flows for the period from January 1, 2000 through the Determination Date, each prepared in accordance with GAAP subject to year-end adjustments and the absence of notes (together with the Closing Balance Sheet, the "Closing Financial Statements").

         Section 4.14 Employee Benefits Matters. All AVS employees shall continue on their existing benefit plans until such time after the Closing, in MUSE's sole and absolute discretion, as MUSE decides to convert to employee benefit plans and programs maintained by MUSE at that time.

         Section 4.15 Preparation of Proxy Statement; Stockholders Meeting.

         (a) As promptly as reasonably practicable following the date hereof, MUSE and AVS shall prepare and file with the SEC mutually acceptable proxy materials which shall constitute the Proxy Statement/ Prospectus (such proxy statement/prospectus, and any amendments or supplements thereto, the "Proxy Statement/Prospectus") and MUSE shall prepare and file a registration statement on Form S-4 (the "Form S-4") with respect to the issuance of MUSE Common Stock in the Merger (the "Share Issuance"). The Proxy Statement/Prospectus will be included in and will constitute a part of the Form S-4 as MUSE's prospectus. The Form S-4 and the Proxy Statement/Prospectus shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder. Each of MUSE and AVS shall use reasonable best efforts to have the Form S-4 declared effective by the SEC and to keep the Form S-4 effective as long as is necessary to consummate the Merger and the transactions contemplated thereby. MUSE and AVS shall, as promptly as practicable after receipt thereof, provide the other party copies of any written comments and advise the other party of any oral comments, with respect to the Proxy Statement/Prospectus received from the SEC. MUSE will provide AVS with a reasonable opportunity to review and comment on any amendment or supplement to the Form S-4 prior to filing such with the SEC, and will provide AVS with a copy of all such filings made with the SEC. Notwithstanding any other provision herein to the contrary, no amendment or supplement (including by incorporation by reference) to the Proxy Statement/Prospectus or the Form S-4 shall be made without the approval of both parties, which approval shall not be unreasonably withheld or delayed; provided, that with respect to documents filed by a party which are incorporated by reference in the Form S-4 or Proxy Statement/Prospectus, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations; and provided, further, that AVS, in connection with a Change in the AVS Recommendation (as defined below), may amend or supplement the Proxy Statement/Prospectus or Form S-4 (including by incorporation by reference) pursuant to a Qualifying Amendment (as defined below) to effect such a Change, and in such event, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations, and shall be subject to the right of each party to have its Board of Directors' deliberations and conclusions to be accurately described. A "Qualifying Amendment" means an amendment or supplement to the Proxy Statement/Prospectus or Form S-4 (including by incorporation by reference) to the extent it contains (i) a Change in the AVS Recommendation, (ii) a statement of the reasons of the Board of Directors of AVS for making such Change in the AVS Recommendation and (iii) additional information reasonably related to the foregoing. AVS will use reasonable best efforts to cause the Proxy Statement/Prospectus to be mailed to AVS's stockholders, in each case after the Form S-4 is declared effective under the Securities Act. MUSE shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the Share Issuance and AVS shall furnish all information concerning AVS and the holders of AVS Capital Stock as may be reasonably requested in connection with any such action. Each party will advise the other party, promptly after it receives notice thereof, of the time when the Form S-4 has become effective, the issuance of any stop order, the suspension of the qualification of the MUSE Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement/Prospectus or the Form S-4. If at any time prior to the Effective Time any information relating to MUSE or AVS, or any of their respective affiliates, officers or directors, should be discovered by MUSE or AVS which should be set forth in an amendment or supplement to any of the Form S-4 or the Proxy Statement/Prospectus so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other party hereto and, to the extent required by law, rules or regulations, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and disseminated to the stockholders of AVS.

         (b) AVS shall duly take (subject to compliance with the provisions of Section 2.31 (provided that AVS shall have used reasonable best efforts to ensure that such representations are true and correct)) all lawful action to call, give notice of, convene and hold a meeting of its stockholders on a date as soon as reasonably practicable in accordance with the DGCL (the "AVS Stockholder Meeting") or solicit its stockholders by written consent for the purpose of obtaining the Required AVS Vote with respect to the transactions contemplated by this Agreement, which vote shall constitute the consent of the AVS Stockholders to the provisions of this Agreement applicable to the AVS Stockholders and the irrevocable appointment of the Stockholder Representatives, and each of them, as their true and lawful attorneys-in-fact and agents, with full power of substitution, to act solely and exclusively on behalf of, and in the name of, the AVS Stockholders with respect to any matters relating to this Agreement, the Escrow Amount, the Escrow Agreement or any agreement, instrument, document or certificate to be executed and delivered by or on behalf of the AVS Stockholders pursuant hereto and thereto, with the full power, without the further consent of the AVS Stockholders, to exercise as the Stockholder Representatives in their sole discretion deem appropriate, all of the powers which the AVS Stockholders could exercise under the provisions of this Agreement and the Escrow Agreement or any document or certificate to be executed and delivered by or on behalf of the AVS Stockholders pursuant thereto, including, without limitation, to (i) accept and give notices on behalf of any or all of the AVS Stockholders, (ii) consent to any modifications or amendments, (iii) give any waiver or consents, (iv) execute stock powers pursuant to the Escrow Agreement, and (v) take any and all other actions required or permitted to be taken by the AVS Stockholders or any one or more of them, in connection with this Agreement, the Escrow Agreement and all other agreements, instruments, certificates or other documents delivered in connection therewith, provided that the Stockholder Representatives shall not be obligated to take any action under this Agreement or the Escrow Agreement without the receipt by them of agreements, reasonably satisfactory to the Stockholder Representatives, of one or more of the AVS Stockholders to indemnify the Stockholder Representatives for all losses, liability, cost or expense associated with service as a Stockholder Representative pursuant to this Agreement or the Escrow Agreement, provided further that the Stockholder Representatives shall have no liability to any AVS Stockholder for their actions taken in good faith in connection with their services as Stockholder Representatives (collectively, the "Escrow Consent"); and shall take all lawful action to solicit the adoption of this Agreement by the Required AVS Vote; and the Board of Directors of AVS shall recommend adoption of this Agreement by the stockholders of AVS (the "AVS Recommendation"), and shall not withdraw, modify or qualify (or propose to withdraw, modify or qualify) (a "Change") in any manner adverse to MUSE such recommendation or take any action or make any statement in connection with the AVS Stockholders Meeting inconsistent with such recommendation (collectively, a "Change in the AVS Recommendation"); provided the foregoing shall not prohibit accurate disclosure (and such disclosure shall not be deemed to be a Change in the AVS Recommendation) of factual information regarding the business, financial condition or results of operations of MUSE or AVS or the fact that an Acquisition Proposal has been made, the identity of the party making such proposal or the material terms of such proposal (provided, that the Board of Directors of AVS does not withdraw, modify or qualify (or propose to withdraw, modify or qualify) in any manner adverse to MUSE its recommendation) in the Form S-4 or the Proxy Statement/Prospectus or otherwise, to the extent such information, facts, identity or terms is required to be disclosed under applicable law; and provided further, that the Board of Directors of AVS may make a Change in the AVS Recommendation prior to the AVS Stockholders Meeting or the conclusion of the consent solicitation if (i) the Board of Directors of AVS determines in good faith that an event, violation or other matter that would have a material adverse effect on the business, condition (financial or otherwise), assets, liabilities or operations has occurred with respect to MUSE (a "MUSE Material Adverse Effect") and (ii) the Board of Directors of AVS determines in good faith that, by reason of its determination in clause (i) the failure to effect such Change in the AVS Recommendation would create a substantial probability of violating the fiduciary duties of the AVS Board of Directors under applicable law. Notwithstanding any Change in the AVS Recommendation, this Agreement shall be submitted to the stockholders of AVS at the AVS Stockholders Meeting for the purpose of adopting the Agreement and approving the Merger; provided that this Agreement shall not be required to be submitted to the stockholders of AVS at the AVS Stockholders Meeting if this Agreement has been terminated pursuant to
Article VII hereof.

         Section 4.16 Pooling. Each of AVS and MUSE agree not to take any action that would adversely affect the ability of MUSE to treat the Merger as a pooling of interests and each of AVS and MUSE agree to take such action as may be reasonably required to negate the impact of any past or future actions that would adversely impact the ability of MUSE to treat the Merger as a pooling of interests. MUSE shall obtain a letter from Feldman Sherb Horowitz & Co., P.C., MUSE's independent public accountants, with respect to MUSE, and from Arthur Andersen, LLP, AVS's independent public accountants, with respect to AVS, dated the date of the Proxy Statement/Prospectus, and confirmed in writing at the Effective Date, to the effect that each of AVS and MUSE, as applicable, may participate in a transaction such as the Merger in a manner so as to permit the Merger to qualify as a pooling of interest.

         Section 4.17 NASDAQ Listing. As soon as practicable after the Effective Time, MUSE will use its best efforts (i) to cause the MUSE Common Stock to be issued in the Merger to be quoted on the Nasdaq Stock Market or listed on such securities exchange as MUSE Common Stock is then listed and (ii) to cause shares of MUSE Common Stock issued upon exercise of MUSE Options on the Nasdaq Stock Market or listed on such securities exchange as MUSE Common Stock is then listed.

         Section 4.18 AVS Affiliates. Not less than 45 days prior to the Effective Time, AVS shall deliver to MUSE a letter identifying all persons who, in the judgment of AVS, may be deemed at the time this Agreement is submitted for adoption by the stockholders of AVS, "affiliates" of AVS for purposes of Rule 145 under the Securities Act or for purposes of qualifying the Merger for Pooling accounting treatment under APB 16 and applicable SEC rules and regulations (each an "AVS Affiliate"), and such list shall be updated as necessary to reflect changes from the date thereof. AVS shall use its best efforts to cause each AVS Affiliate identified on such list to deliver to MUSE not less than 30 days prior to the Effective Time, a written agreement substantially in the form attached as Exhibit K hereto (an "Affiliate Agreement"). MUSE shall impose restrictions substantially similar to those contained in the Affiliate Agreement on all persons who, in the judgment of MUSE, may be deemed at the time this Agreement is submitted for adoption by the stockholders of AVS, "affiliates" of MUSE for purposes of qualifying the Merger for Pooling accounting treatment under APB 16 and applicable SEC rules and regulations.

         Section 4.19 Notification of Certain Matters. AVS agrees that it will not take any action which would cause or constitute a material breach, or would, if it had been taken prior to the date hereof, have caused or constituted a material breach, of any of the representations and warranties set forth in Article II hereof. From the date hereof until the Closing Date, AVS shall have a continuing obligation to give detailed notice thereof to MUSE and to update or supplement any information provided herein in the event of, or promptly after the occurrence of, or promptly after obtaining knowledge of the occurrence of or the impending or threatened occurrence of, any fact, circumstance or event which would cause or constitute or be reasonably likely to cause or constitute a Material Adverse Effect with regard to AVS or a breach of any of the representations and warranties set forth in Article II hereof. AVS shall use its best efforts to prevent or promptly remedy such breach. AVS' compliance with this Section 4.19 shall not limit or otherwise affect the remedies available hereunder to MUSE, including, but not limited to MUSE's right to terminate this Agreement pursuant to Section 7.1 notwithstanding any remedy of any breach hereunder and MUSE's rights under Article VI hereunder.

         Section 4.20 Insurance. Notwithstanding anything to the contrary contained herein, MUSE, in its sole discretion, shall determine the necessity and the timing of obtaining an insurance policy for such duration and in such amounts as it reasonably determines covering breaches of AVS' representations and warranties contained herein and for excess liability coverage for such breaches and other matters, including, but not limited to, environmental related liabilities, and AVS will fully cooperate with MUSE and any insurance agent or carrier in obtaining such insurance policy and AVS will pay all fees, premiums and costs incurred in connection with obtaining such insurance policy provided that no such fees, premiums or costs shall be payable prior to the Closing.


                                    ARTICLE V

                                   CONDITIONS

         Section 5.1 Conditions to Obligations of MUSE. The obligations of MUSE and Sub to effect the transactions contemplated by this Agreement are subject to the satisfaction or waiver by MUSE and Sub at or prior to the Closing of the following conditions:

         (a) the representations and warranties of AVS shall be true and correct in all material respects as of the date hereof and as of the Closing with the same effect as though such representations and warranties had been made at and as of such time, other than representations and warranties that speak as of a specific date or time (which need only be true and correct in all material respects as of such date or time);

         (b) AVS shall have performed and complied with each agreement, covenant and obligation required to be performed or complied with by AVS under this Agreement at or prior to the Closing;

         (c) since December 31, 1999, AVS shall not have suffered a Material Adverse Effect;

         (d) all authorizations, permits, consents, Orders or approvals of, or declarations or filings with, any governmental entity or other Person (collectively, the "Authorizations") necessary to effect the transactions contemplated by this Agreement shall have occurred, been filed or been obtained, as the case may be;

         (e) AVS shall have obtained all Governmental Permits (whether by transfer, reissuance, modification or otherwise) required to be obtained by it in connection with or for the operation of the Business as presently conducted and contemplated in this Agreement;

         (f) there shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal, or diminishing the economic benefits derived from, the consummation of any of the transactions contemplated in this Agreement, and there shall not be pending or threatened on the Closing Date any Proceeding or any other action in, before or by any governmental entity which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to MUSE, Sub, AVS or any transaction contemplated in this Agreement of any such Law or that otherwise relates to this Agreement or the transactions contemplated hereby;

         (g) the Required AVS Vote and the Escrow Consent shall have been obtained and the Dissenting Stock and/or shares of AVS Capital Stock capable of becoming Dissenting Stock after the Closing shall not constitute in excess of 10% of the shares eligible to vote for such approval and adoption;

         (h) AVS shall have delivered or caused to be delivered to MUSE each of the items required to be delivered by AVS as specified in Annex A hereto;

         (i) AVS shall have terminated its Executive Bonus Program with no Material Adverse Effect to AVS;

         (j) AVS shall have obtained Kubota Corporation's agreement with AVS to the effect that the Merger shall not trigger the conversion feature of the convertible promissory note and that such convertible promissory note shall be exchanged for convertible debt of MUSE following the Merger on terms set forth in Schedule C;

         (k) AVS shall have obtained the requisite vote of the holders of the Series A Preferred Stock and Series B Preferred Stock that the Merger shall not be deemed to be a liquidation, dissolution or winding up of AVS for purposes of the liquidation preference provisions of such stocks (the "Liquidation Preference Waiver");

         (l) the Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceeding seeking a stop order;

         (m) each of the AVS employees listed on Schedule B shall have entered into MUSE's standard confidentiality and trade secrets/invention agreements in the form of Exhibit J;

         (n) MUSE shall have received a letter from Feldman Sherb Horowitz & Co., P.C., MUSE's independent public accountants, with respect to MUSE, and from Arthur Andersen LLP, AVS's independent public accountants, with respect to AVS, dated the date of the Proxy Statement/Prospectus, and confirmed in writing at the Effective Date, to the effect that each of AVS and MUSE, as applicable, may participate in a transaction such as the Merger in a manner so as to permit the Merger to qualify as a Pooling; and

         (o) Each AVS Affiliate shall have entered into an Affiliate Agreement, which Affiliate Agreements, as of the Closing Date, (i) shall be in full force and effect, (ii) shall be the legal, valid and binding obligation of the signatory thereto, enforceable in accordance with its terms and not conflict with any other agreement to which such person is a party and (iii) the provisions of which shall not have been challenged or modified by any legal proceeding or otherwise changed or amended without the prior written consent of MUSE.

         Section 5.2 Conditions to Obligations of AVS. The obligations of AVS to effect the transactions contemplated by this Agreement are subject to the satisfaction or waiver by AVS at or prior to the Closing of the following conditions:

         (a) the respective representations and warranties of MUSE and Sub in this Agreement shall be true and correct in all material respects as of the date hereof and at and as of the Closing with the same effect as though such representations and warranties had been made at and as of such time, other than representations and warranties that speak as of a specific date or time (which need only be true and correct in all material respects as of such date or time);

         (b) Each of MUSE and Sub shall have performed and complied with each agreement, covenant and obligation required to be performed or complied with by them under this Agreement at or prior to the Closing;

         (c) since March 31, 2000, MUSE shall not have suffered a MUSE Material Adverse Effect;

         (d) all Authorizations necessary for MUSE or Sub to effect the transactions contemplated in this Agreement shall have occurred, been filed or been obtained, as the case may be;

         (e) there shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal, or diminishing the economic benefits derived from, the consummation of any of the transactions contemplated in this Agreement, and there shall not be pending or threatened on the Closing Date any Proceeding or any other action in, before or by any governmental entity which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to MUSE, Sub, AVS or any transaction contemplated in this Agreement of any such Law;

         (f) Each of MUSE and Sub shall have delivered or caused to be delivered to AVS each of the items required to be delivered by them as specified in Annex A hereto; and

         (g) the Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceeding seeking a stop order.


                                   ARTICLE VI

                          INDEMNIFICATION AND SURVIVAL

         Section 6.1 Indemnification.

         (a) The AVS Stockholders shall jointly and severally indemnify MUSE, Sub and their respective officers, directors, stockholders, employees, agents and Affiliates (the "MUSE Parties") and hold each of them harmless from and against any Loss suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any inaccuracy in or breach of, or any alleged inaccuracy in or alleged breach of, any representation or warranty or failure to perform any covenant or agreement to be performed on or before the Closing Date on the part of AVS contained in this Agreement or the Escrow Agreement; (ii) any intentional tort, including without limitation, fraud (including fraud in the inducement), willful misconduct or bad faith by AVS or any executive officer, director, stockholder or employee of AVS in connection with this Agreement, the Escrow Agreement or the transactions contemplated hereby or thereby; and (iii) any and all actions, suits, Proceedings, demands, judgments, costs and legal and reasonable other expenses incident to any of the matters referred to in clauses (i), and (ii) of this Section 6.l (a). Once it is determined there is such an indemnifiable event, the amount of the Loss shall be determined without giving effect to any "Material Adverse Effect" qualification or any other materiality, dollar limit or similar qualification contained in the representation, warranty, covenant or agreement.

         (b) MUSE hereby indemnifies and holds harmless AVS and its officers, directors, stockholders, agents and Affiliates (the "AVS Parties") from and against any Loss suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any inaccuracy in or breach of, or any alleged inaccuracy or alleged breach of any representation or warranty or failure to perform any covenant or agreement to be performed on or before the Closing Date on the part of MUSE or Sub contained in this Agreement or the Escrow Agreement to which MUSE or Sub is a party; (ii) any intentional tort, including without limitation, fraud (including fraud in the inducement), willful misconduct or bad faith by any of the MUSE Parties or any executive officer, director, stockholder or employee of MUSE in connection with this Agreement, the Escrow Agreement or the transactions contemplated hereby or thereby; and (iii) any and all actions, suits, Proceedings, demands, judgments, costs and legal and reasonable other expenses incident to any of the matters referred to in clauses (i) and (ii) of this Section 6.1(b). Once it is determined there is such an indemnifiable event, the amount of the Loss shall be determined without giving effect to any

"Material Adverse Effect" qualification or any other materiality, dollar limit or similar qualification contained in the representation, warranty, covenant or agreement.

         (c) All claims for indemnification by any party seeking indemnity under this Agreement (an "Indemnified Party") will be asserted and resolved as follows:

             (i) In the event any claim or demand, in respect of which an Indemnified Party might seek indemnity under this Agreement, is asserted against or sought to be collected from such Indemnified Party by a Person other than an MUSE Party or AVS Party or any of their respective Affiliates (a "Third Party Claim"), the Indemnified Party shall deliver a notice (a "Claim Notice") with reasonable promptness to the party from whom the Indemnified Party is seeking indemnification (the "Indemnifying Party"), which Claim Notice shall provide reasonable detail relating to such Third Party Claim, including the amount of Loss claimed, to the extent known. If the Indemnified Party fails to provide the Claim Notice with reasonable promptness after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim only to the extent that the Indemnifying Party demonstrates that its ability to defend such Third Party Claim has been irreparably prejudiced by such failure of the Indemnified Party. The Indemnifying Party shall notify the Indemnified Party as soon as practicable within the Dispute Period (defined below) whether the Indemnifying Party disputes its liability to the Indemnified Party, and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim. "Dispute Period" means the period ending 30 days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice (as hereinafter defined).

             (ii) If the Indemnifying Party notifies the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 6.1, then the Indemnifying Party shall have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings must be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or may be settled at the discretion of the Indemnifying Party; provided, however, that the Indemnifying Party shall not be permitted to effect any settlement without the written consent (which shall not be unreasonably withheld) of the Indemnified Party unless (A) the sole relief provided in connection with such settlement is monetary damages that are paid in full by the Indemnifying Party, (B) such settlement involves no finding or admission of any wrongdoing, violation or breach by any Indemnified Party of any right of any other Person or any Laws, Contracts or Governmental Permits, and (C) such settlement has no effect on any other claims that may be made against or liabilities of any Indemnified Party. The Indemnifying Party shall have full control of such defense and proceedings, including any compromise or settlement thereof (except as provided in the preceding sentence); provided, however, that the Indemnified Party may, at its sole cost and expense, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this clause (ii), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party shall, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause (ii) and, except as provided in the first sentence of this clause (ii) and the preceding sentence, the Indemnified Party will bear its own costs and expenses with respect to such participation. Notwithstanding the foregoing, the Indemnified Party may take over the control of the defense or settlement of a Third Party Claim at any time if it irrevocably waives its right to indemnity with respect to such Third Party Claim.

             (iii) If the Indemnifying Party fails to notify the Indemnified Party within the Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 6.1(d)(ii) or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim (in each case in accordance with Section 6.1(d)(ii) above), or if the Indemnifying Party fails to give any notice whatsoever within the Dispute Period, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnified Party in a reasonable manner and in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld). Subject to the immediately preceding sentence, the Indemnified Party will have full control of such defense and proceedings, including any compromise or settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause (iii), and the Indemnifying Party will bear its own costs and expenses with respect to such participation.

             (iv) If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability to the Indemnified Party with respect to a Third Party Claim or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party with respect to such Third Party Claim, the Loss in the amount specified in the Claim Notice will be conclusively deemed a liability of the Indemnifying Party, and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand, subject to the limitation on liability set forth in
Section 6.4. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by litigation in a court of competent jurisdiction. "Resolution Period" means the period ending 30 days following expiration of the Dispute Period.

             (v) In the event any Indemnified Party should have a claim under this Agreement against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver a notice (an "Indemnity Notice") with reasonable promptness to the Indemnifying Party, which Indemnity Notice shall provide reasonable detail relating to such claim, including the amount of Loss claimed, to the extent known. If the Indemnified Party fails to provide the Indemnity Notice with reasonable promptness, the Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to such claim only to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced by such failure of the Indemnified Party. If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss in the amount specified in the Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party, and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Resolution Period, such dispute shall be resolved by litigation in a court of competent jurisdiction.

         (d) Any indemnity payment, including any payments made out of the Escrow Amount, under this Agreement will be treated for tax purposes as an adjustment to the Merger Consideration.

         Section 6.2 Survival Periods. (a) All representations and warranties of AVS contained in this Agreement, the AVS Disclosure Schedule, the Escrow Agreement or any certificate or document delivered in connection herewith or therewith shall survive the Closing and shall remain in full force and effect for 12 months after the Closing Date (such 12-month anniversary to the Closing Date being referred to as the "Expiration Date") and shall apply beyond such 12 month period with respect to claims asserted in writing within such 12 month period, provided, however, that those representations and warranties which are specifically confirmed by the first audit of the consolidated financial statements of MUSE and AVS following the Merger shall survive only until the earlier of the end of such twelve month period or completion of such audit; provided further, however, that in the event of an adjustment, modification or restatement of such audited consolidated financial statements, such representations and warranties shall survive for the period through and including such adjustment, modification or restatement and any claims with respect to prior periods may be made within 30 days thereafter. Except as otherwise provided, the covenants and agreements of the parties hereto shall survive the Closing. Rights of an Indemnified Party to indemnification shall not be limited or affected in any way by any pre-Closing investigation by such Indemnified Party or by such Indemnified Party's actual knowledge of any inaccuracy of the representations and warranties.

         (b) All representations and warranties of MUSE contained in this Agreement, the MUSE Disclosure Schedule, the Escrow Agreement or any certificate or document delivered in connection herewith or therewith shall survive the Closing and shall remain in full force and effect for a period of twelve months after the Closing Date and any claims in respect thereof, whether made by AVS or any current or former holder of AVS Capital Stock, shall be limited to an amount in the aggregate not in excess of $250,000.

         Section 6.3 Escrow Agreement. The parties hereto acknowledge that shares of MUSE Common Stock representing the Escrow Amount, together with stock powers with respect thereto, are being deposited on the Closing Date into an escrow account established pursuant to the Escrow Agreement. Subject to Section 6.4, all claims by any MUSE Party with respect to the indemnification obligations of the AVS Stockholders shall be made in accordance herewith and with said Escrow Agreement and shall be satisfied solely from said Escrow Amount. The AVS Stockholders may pay any claims required to be paid by them in cash or the shares representing the Escrow Amount based on the value of such shares as of the date of consummation of the Merger.

         Section 6.4 Limitation of Liability. (a) Notwithstanding anything to the contrary contained herein, the AVS Stockholders shall not be subject to payment, with respect to Losses, in excess of the Escrow Amount. MUSE and AVS agree and acknowledge that the indemnification provisions of this Article VI shall be the exclusive remedy of MUSE and AVS with respect to the indemnification obligations set forth in Sections 6.1(a) and (b) of this Article VI, provided, however, nothing contained herein shall in any way limit the ability of AVS or MUSE, as the case may be, from seeking or recovering damages (including no limitation on the amount of such damages) or any other legal remedy in connection with any intentional torts, including but not limited to fraud, willful misconduct or bad faith (collectively, "fraud claims") by AVS or MUSE or any of their officers, directors or employees, it being agreed that (i) the damages associated with any such fraud claim by MUSE may be satisfied from the Escrow Amount to the extent that the Escrow Amount (giving effect to claims thereunder which are not fraud claims) is adequate; and (ii) any such fraud claim by MUSE or AVS may be brought only against the entity or entities or person or persons which or who have actually committed, or may otherwise be deemed liable or responsible for such fraud claim because they knew or should have known of such act or omission which is the basis for the fraud claim and that the other persons or entities referred to in this Section 6.4(a) shall have no liability, joint or otherwise, therefor, it being understood that a person's position as an officer, director or stockholder will not solely by virtue of such position result in such liability.

         (b) Notwithstanding anything to the contrary in this Article VI, no party shall make any Claim unless and until the aggregate indemnified Losses under this Agreement exceed $50,000, in which event recovery for such Losses shall be available as if this limitation were not applicable.

                                   ARTICLE VII

                                   TERMINATION

         Section 7.1 Termination. This Agreement may be terminated, and the transactions contemplated herein may be abandoned:

         (a) any time before the Closing, by mutual written agreement of AVS, on the one hand, and MUSE and Sub, on the other hand;

         (b) any time before the Closing, by AVS, on the one hand, or MUSE and Sub, on the other hand, (i) in the event of a material breach hereof by any non-terminating party or (ii) upon notification to the non-terminating party by the terminating party that the non-terminating party has failed to satisfy a condition set forth herein or in any Transaction Agreement required to be satisfied by such non-terminating party prior to or at the Closing.

         (c) any time after October 31, 2000, by AVS, on the one hand, or MUSE and Sub, on the other hand, upon notification to the non-terminating party by the terminating party if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of this Agreement by any terminating party.

         Section 7.2 Effect of Termination. If this Agreement is validly terminated pursuant to Section 7.1, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of any party (or any of their respective officers, directors, employees, partners, agents or other representatives or Affiliates), except as provided in the next succeeding sentence and except that the provisions with respect to public announcements in
Section 4.6 will continue to apply following any such termination. Notwithstanding any other provision in this Agreement to the contrary, upon termination of this Agreement pursuant to Section 7.1(b), AVS will remain liable to the MUSE Parties for any misrepresentation or breach of this Agreement by AVS existing at the time of such termination, and MUSE will remain liable to the AVS Parties for any misrepresentation or breach of this Agreement by MUSE existing at the time of such termination, and AVS, on the one hand, or MUSE, on the other hand, may seek such remedies, including damages and fees of attorneys, against the other with respect to any such misrepresentation or breach as are provided in this Agreement or as are otherwise available at law or in equity.

                                  ARTICLE VIII

                                  MISCELLANEOUS

         Section 8.1 Notices. All notices and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or by a nationally recognized courier service or duly sent by facsimile or first class, registered or certified mail, postage prepaid, addressed to:

         (a)  if to MUSE or Sub, to:

              MUSE Technologies, Inc.
              1601 Randolph, S.E.
              Albuquerque, NM 87106
              Telephone:  (505) 843-6873
              Telecopy:   (505) 766-9123
              Attention:  Brian R. Clark, President

with a copy to:

              Proskauer Rose LLP
              1585 Broadway
              New York, NY 10036
              Telephone:  (212) 969-3000
              Telecopy:   (212) 969-2900
              Attention:  Neil S. Belloff, Esq.

         (b)  if to AVS, to:

              Advanced Visual Systems Inc.
              300 Fifth Avenue
              Waltham, MA 02451
              Telephone:  (781) 890-4300
              Telecopy:   (781) 890-8290
              Attention:  Marc R. Spigel
                          Vice President, Finance and Administration

with a copy to:

              Hill & Barlow
              One International Place
              Boston, MA 02110
              Telephone:  (617) 428-3000
              Telecopy:   (617) 428-3500
              Attention:  Thomas C. Chase, Esq.

All such notices and communications shall be deemed to have been received (i) in the case of personal or courier delivery, on the date of such delivery, (ii) in the case of facsimile transmission, on the date on which the sender receives confirmation that such was received by the addressee and (iii) in the case of mailing, on the fifth business day following the date of such mailing.

         Section 8.2 Descriptive Headings; Definitions; Certain Interpretation.

         (a) The descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

         (b) The following terms shall have the following meanings:

         "Affiliate" means any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of management and policies of such Person whether by contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning 10 percent or more of the voting securities of another Person shall be deemed to control that Person.

         "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, including any agreement to give any of the following: any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or any agreement to file any financing statement under the Uniform Commercial Code of any jurisdiction, or the recordation of any such interest with the U.S. Copyright Office or the U.S. Patent and Trademark Office.

         "Person" means any person, corporation, limited liability company, limited liability partnership, partnership, joint venture or other entity.

         (c) Except as otherwise expressly provided in this Agreement, the following rules of interpretation apply to this Agreement: (i) the singular includes the plural and the plural includes the singular; (ii) "or" and "either" are not exclusive and "include" and "including" are not limiting; (iii) a reference to any agreement or other contract includes permitted supplements and amendments; (iv) a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereunder; (v) a reference in this Agreement to an Article, Section, Annex, Exhibit or Schedule is to the Article, Section, Annex, Exhibit or Schedule of this Agreement; and (vi) capitalized terms used and not defined in the Annexes, Exhibits or Schedules attached to this Agreement shall have the meanings set forth in this Agreement.

         (d) Whenever any party makes any representation, warranty or other statement to such party's knowledge, such party will be deemed to have made due inquiry, including due inquiry by any officer or director of such party or any other Person who has responsibility with respect to the relevant subject matter, into the subject matter of such representation, warranty or other statement.

         Section 8.3 Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement. This Agreement shall not be effective against any party until signed by all parties hereto.

         Section 8.4 Entire Agreement; Assignment. This Agreement, including the appendices, annexes and exhibits hereto and the documents, schedules (including the AVS Disclosure Schedule and the MUSE Disclosure Schedule), certificates and instruments referred to herein, constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, with respect to the subject matter hereof. This Agreement shall not be assigned by operation of law or otherwise, provided that MUSE and Sub may assign all of their respective rights and obligations under this Agreement to any subsidiary or Affiliate of MUSE.

         Section 8.5 Amendment. This Agreement may be amended at any time by the parties hereto, but only by an instrument in writing signed by each of the parties hereto.

         Section 8.6 Extensions; Waiver. At any time prior to the Closing, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the covenants, agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed by such party.

         SECTION 8.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ANY APPLICABLE PRINCIPLES OF CONFLICTS OF LAW.

         Section 8.8 Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

         Section 8.9 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its permitted assigns, and nothing in this Agreement express or implied, is intended to or shall confer upon any other Person or Persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, except as otherwise specified herein.

         Section 8.10 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of this Agreement or of any other term hereof, which shall remain in full force and effect.

         SECTION 8.11 CONSENT TO SERVICE OF PROCESS. EACH OF AVS, MUSE AND SUB HEREBY IRREVOCABLY SUBMITS, ON A NON-EXCLUSIVE BASIS, TO THE JURISDICTION OF ANY DELAWARE STATE OR FEDERAL

COURT SITTING IN THE CITY AND COUNTY OF WILMINGTON IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPT FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. AVS AND MUSE HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT SUCH PARTY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE OTHER PARTY IN ANY OTHER JURISDICTION.

         The parties have signed or caused this Agreement to be signed by their respective duty authorized officers, all as of the date first written above.

                                            MUSE TECHNOLOGIES, INC.

                                            By: /s/ Brian R. Clark
                                                ------------------------------
                                                Name: Brian R. Clark
                                                Title: President


                                            MUSE MERGER SUB, INC.

                                            By: /s/ Brian R. Clark
                                                ------------------------------
                                                Name: Brian R. Clark
                                                Title: President


                                            ADVANCED VISUAL SYSTEMS INC.

                                            By: /s/ Russell G. Barbour
                                                ------------------------------
                                                Name: Russell G. Barbour
                                                Title: President

                                                                         ANNEX A
                                                 TO AGREEMENT AND PLAN OF MERGER

                               CLOSING DELIVERIES

Deliveries by AVS.
------------------

         (1) A certificate, dated the Closing Date and executed by the Chief Executive Officer of AVS, substantially in the form and to the effect of Exhibit B hereto and a certificate, dated the Closing Date and executed by the Secretary of AVS, substantially in the form and to the effect of Exhibit C hereto;

         (2) (a) Certificates from the Secretary of State or other appropriate official of the State of Delaware to the effect that AVS is in good standing or subsisting in such jurisdiction, and attesting to its payment of all franchise or similar taxes, and (b) a certificate from the Secretary of State or other appropriate official in each jurisdiction in which AVS is qualified or admitted to do business to the effect that AVS is duly qualified or admitted and in good standing in such jurisdiction;

         (3) The Books and Records of AVS, including the stock ledger minute books and corporate seal of AVS;

         (4) An opinion of Hill & Barlow, a Professional Corporation, counsel to AVS, substantially in the form attached as Exhibit D;

         (5) All necessary waivers and consents as described in Section 2.4;

         (6) The Escrow Agreement, duly executed by the Stockholder Representatives on behalf of the AVS Stockholders;

         (7) Such other documents and certificates duly executed as may be required to be delivered by AVS pursuant to the terms of this Agreement or as may be reasonably requested by MUSE or Sub prior to the Closing Date;

         (8) Resignations of such of the directors and officers of AVS as may be requested by MUSE effective as of the Closing Date ; and

         (9) The Certificate of Merger, duly executed by AVS.

Deliveries by MUSE.
-------------------

         (1) The Merger Consideration (less the Escrow Amount) to the Exchange Agent;

         (2) The Escrow Amount, delivered to the Escrow Agent;

         (3) A certificate, dated the Closing Date, substantially in the form and to the effect of Exhibit E, duly executed by an authorized officer of MUSE, and a certificate, dated the Closing Date, substantially in the form and to the effect of Exhibit F hereto, duly executed by the Secretary of MUSE;

         (4) An opinion of Proskauer Rose LLP, counsel to MUSE and Sub, substantially in the form attached as Exhibit G;

         (5) Such other documents and certificates duly executed as may be required to be delivered by MUSE pursuant to the terms of this Agreement or as may be reasonably requested by AVS prior to the Closing Date;

         (6) Certificates from the Secretary of State or other appropriate official of the State of Delaware to the effect that each of MUSE and Sub is in good standing or subsisting in such jurisdiction, and attesting to its payment of all franchise or similar taxes, and (b) a certificate from the Secretary of State or other appropriate official in each jurisdiction in which MUSE is qualified or admitted to do business to the effect that MUSE is duly qualified or admitted and in good standing in such jurisdiction.

Deliveries by Sub.
------------------

         (1) A certificate, dated the Closing Date and executed by an authorized officer of Sub, substantially in the form and to the effect of Exhibit H hereto, and a certificate, dated the Closing Date and executed by the Assistant Secretary of Sub, substantially in the form and to the effect of Exhibit I hereto; and

         (2) (a) Certificates from the Secretary of State or other appropriate official of the State of Delaware to the effect that Sub is in good standing or subsisting in such jurisdiction and (b) the Certificate of Merger duly executed by Sub.

                                                                         ANNEX B
                                                 TO AGREEMENT AND PLAN OF MERGER

                             STOCKHOLDERS' OWNERSHIP

See Section 2.3(a) of the AVS Disclosure Schedule for a list of AVS stockholders, the number of shares of capital stock owned by each AVS stockholder and the percentage ownership of each AVS stockholder.

                                       B-1